Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: KEY ENERGY SERVICES, INC., et al.[1] Debtors.	Chapter 11 Case No. 16-12306 (BLS) (Jointly Administered) Ref. Docket Nos. 18, 19, 21, 179

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE DEBTORS’ (A) DISCLOSURE STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE, (B) SOLICITATION OF VOTES AND SOLICITATION PROCEDURES, (C) FORMS OF BALLOTS, (D) RIGHTS OFFERING PROCEDURES AND RIGHTS OFFERING MATERIALS, AND (E) ENTRY INTO THE BACKSTOP ESCROW AGREEMENT; (II) AUTHORIZING (A) THE DEBTORS’ ASSUMPTION OF THE BACKSTOP AGREEMENT, THE RIGHTS OFFERING ESCROW AGREEMENT AND ALL OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES OTHER THAN THOSE IDENTIFIED FOR REJECTION AND (B) THE DEBTORS’ REJECTION OF THOSE EXECUTORY CONTRACTS AND UNEXPIRED LEASES IDENTIFIED ON THE REJECTED EXECUTORY CONTRACT AND UNEXPIRED LEASE LIST; AND (III) CONFIRMING THE JOINT PREPACKAGED CHAPTER 11 PLAN OF KEY ENERGY SERVICES, INC., ET AL. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Key Energy Services, Inc. (“Key”) and its affiliated debtors in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), as debtors and debtors in possession (collectively, the “Debtors”), having proposed and filed:

(A)	that certain Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code, dated September 21, 2016 (Dkt. No. 18) and filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) on October 24, 2016, (as supplemented by the Plan Supplement (as defined below), and as otherwise modified, amended or supplemented in accordance with the terms thereof and this Order, the “Plan”),[2] annexed hereto as Exhibit A;

[1]	The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Misr Key Energy Investments, LLC (4528), Key Energy Services, Inc. (8081), Key Energy Services, LLC (5567), and Misr Key Energy Services, LLC (7527). The mailing address for each Debtor is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.
[2]	Capitalized terms used but not otherwise herein defined shall have the meanings ascribed to such terms in the Plan.

(B)	that certain supplement to the Plan, dated and filed with the Court on November 21, 2016 and December 5, 2016 (Dkt. Nos. 196, 239) (as the documents contained therein have been or may be further amended, modified or supplemented from time to time, the “Plan Supplement”);

(C)	that certain Disclosure Statement for the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code, dated September 21, 2016 and filed with the Court on October 24, 2016 (Dkt. No. 19) (the “Disclosure Statement”);

(D)	that certain Memorandum of Law and Omnibus Reply in Support of (I) Approval of the Debtors’ (A) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (B) Solicitation of Votes and Solicitation Procedures, and (C) Forms of Ballots; (II) Authorization of (A) the Debtors’ Assumption of All Executory Contracts and Unexpired Leases Other Than Those Identified for Rejection and (B) the Debtors’ Rejection of Those Executory Contracts and Unexpired Leases Identified on the Rejected Executory Contract and Unexpired Lease List; and (III) Confirmation of the Joint Prepackaged Chapter 11 Plan of Key Energy Services, Inc., Et Al. Under Chapter 11 of the Bankruptcy Code filed with the Court on December 2, 2016 (the “Confirmation Brief”);

(E)	appropriate ballots (the “Ballots”) for voting on the Plan, in the forms attached as Exhibits B1, B2 and B3 to the Debtors’ Motion for Entry of an Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement, (B) Confirmation of Prepackaged Plan of Reorganization, and (C) the Assumption of Executory Contracts and Cure Costs; (II) Fixing the Deadlines to Object to Disclosure Statement, Prepackaged Plan, and Proposed Assumption or Rejection of Executory Contracts and Cure Costs; (III) Approving (A) Prepetition Solicitation Procedures, (B) Form and Manner of Notice of Commencement, Combined Hearing, Assumption of Executory Contracts and Cure Costs Related Thereto, and Objection Deadlines, and (C) Form and Manner of Notice of Equity Holder Election Forms; (IV) Conditionally (A) Directing the United States Trustee not to Convene Section 341(a) Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief, dated October 24, 2016 (Dkt. No. 17) (the “Scheduling Motion”), with such Ballots having been duly transmitted to the Holders of Claims in compliance with the procedures (the “Solicitation Procedures”) set forth in the Scheduling Motion, as evidenced by that certain Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Service of Solicitation Packages and Rights Offering Materials and Tabulation of Ballots Cast on the Joint Prepackaged Plan of Key Energy Services, Inc., et al. Under Chapter 11 of the Bankruptcy Code, dated October 24, 2016 (Dkt. No. 20) (the “Voting Affidavit”);

(F)	forms of the Election Form for Holders of Allowed Existing Key Common Stock in Accordance with Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code: For Beneficial Owners Who Hold Their Stock Through a Nominee and the Election Form for Holders of Allowed Existing Key Common Stock in Accordance with Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code: For Registered Holders on the Books of the Transfer Agent (collectively, the “Equity Holder Election Forms”), copies of which were attached as Exhibits 3 and 4 to the Order (i) Scheduling Combined Hearing on (a) Adequacy of Disclosure Statement, (b) Confirmation of Prepackaged Plan of Reorganization, and (c) the Assumption of Executory Contracts and Cure Costs; (ii) Fixing the Deadlines to Object to Disclosure Statement, Prepackaged Plan, and Proposed Assumption or Rejection of Executory Contracts and Cure Costs; (iii) Approving (a) Prepetition Solicitation Procedures, (b) Form and Manner of Notice of Commencement, Combined Hearing, Assumption of Executory Contracts and Cure Costs Related Thereto, and Objection Deadlines, and (c) Form and Manner of Notice of Equity Holder Election Forms; (iv) Conditionally (a) Directing the United States Trustee Not to Convene Section 341(a) Meeting of Creditors and (b) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets And Liabilities; and (v) Granting Related Relief, on October 25, 2016 (Dkt. No. 76) (the “Scheduling Order”);

(G)	the Notice of Filing of Rejected Executory Contract and Unexpired Lease List and List of Assumed Contracts as to Which Cure Costs Are Other Than $0.00 in Connection With the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and Its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code (the “Executory Contract Notice”), filed with the Court on November 14, 2016 (Dkt. No. 174);

(H)	materials sent to Holders of Senior Notes Claims and Existing Key Common Stock to facilitate the participation of Qualifying Noteholders and Qualifying Equity Holders in the prepetition Rights Offering, including the Qualifying Noteholder Rights Offering Procedures and the Qualifying Equity Holder Rights Offering Procedures (collectively, the “Rights Offering Procedures”), the Qualifying Noteholder Rights Exercise Form, the Qualifying Equity Holder Rights Exercise Form, the Pre-Qualification and Certification Form for Qualifying Equity Holders, and the Pre-Qualification and Certification Form for Registered Qualifying Equity Holders (collectively, the “Rights Offering Materials”), copies of which were attached as Exhibits 1, 2, 3, 4, 5, and 6 to the Debtors’ Motion for Entry of an Order (I) Approving the Rights Offering Procedures and Related Forms; (II) Authorizing the Debtors to Assume the Backstop Agreement and Pay the Backstop Obligations; (III) Authorizing the Debtors to Assume the Rights Offering Escrow Agreement; (IV) Approving the Debtors’ Entry Into the Backstop Escrow Agreement; and (V) Granting Related Relief (the “Rights Offering and Backstop Motion”), filed with the Court on November 15, 2015 (Dkt. No. 179);

(I)	that certain Backstop Commitment Agreement, dated September 21, 2016, by and among Key and the Backstop Participants party thereto (the “Backstop Agreement”), a copy of which was attached as Exhibit 7 to the Rights Offering and Backstop Motion;

(J)	that certain Escrow Agreement, dated September 21, 2016, by and between Key and Capital One, N.A. (the “Rights Offering Escrow Agreement”), a copy of which was attached as Exhibit 8 to the Rights Offering and Backstop Motion;

(K)	that certain Backstop Escrow Agreement, dated November 17, 2016, by and among Key, Capital One, N.A., and the Backstop Participants party thereto (the “Backstop Escrow Agreement” and, together with the Rights Offering Escrow Agreements the “Escrow Agreements”), a copy of which was attached as Exhibit 9 to the Rights Offering and Backstop Motion; and

(L)	that certain Plan Support Agreement, dated August 24, 2016 (including all exhibits attached thereto and as may be amended, modified or supplemented from time to time, the “Plan Support Agreement”), a copy of which was attached as Exhibit B to the Debtors’ Motion for Entry of an Order Pursuant to 11 U.S.C. §§ 105(a) and 365(a) and Bankruptcy Rule 6006(I) Authorizing the Assumption of the Plan Support Agreement, and (II) Granting Related Relief (Dkt. No. 21) (the “PSA Motion”), the Debtors’ assumption of which was authorized by, and deemed effective upon, the Court’s entry of the Order Pursuant to Sections 105(a) and 365(a) of the Bankruptcy Code Authorizing the Assumption of the Plan Support Agreement and Granting Related Relief (Dkt. No. 225) (the “PSA Order”);

and the Court having entered the Scheduling Order, which, among other things, scheduled the combined hearing to approve the Disclosure Statement and consider confirmation of the Plan and any objections to the assumption (or related Cure Costs) or rejection of Executory Contracts and Unexpired Leases for December 6, 2016 (the “Combined Hearing”); and due, proper, timely and adequate notice of the Combined Hearing (the “Combined Notice”) having been given to Holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Scheduling Order, and the Solicitation

Procedures, as established by (i) the Affidavit of Service regarding the service of the Combined Notice, dated November 1, 2016, 2016 (Dkt. No. 111) (the “Combined Notice Affidavit”) and (ii) the Affidavit of Publication Re: Notice of (A) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (B) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Plan of Reorganization, and Related Matters, (C) Assumption of Executory Contracts and Unexpired Leases and Cure Costs, and (D) Objection Deadlines, and Summary of the Plan of Reorganization, filed with the Court on November 28, 2016 (Dkt. No. 216) (the “Publication Notice Affidavit”), and such notice being sufficient under the circumstances and no further notice being required; and the Equity Holder Election Forms having been served on Holders of Existing Key Common Stock or their nominees on November 4, 2016, as established by the Affidavit of Service regarding the service of the Equity Holder Election Forms, dated November 28, 2016 (Dkt. No. 215) (the “Election Form Affidavit”); and due, proper, timely and adequate notice of the Executory Contract Notice having been given to non-Debtor parties to the Executory Contracts and Unexpired Leases identified on either the Rejected Executory Contract and Unexpired Lease List (as defined below) or the Non-Zero Cure Cost List (as defined below) contained in the Executory Contract Notice, as established by the Affidavit of Service regarding the service of the Executory Contract Notice, dated November 21, 2016, 2016 (Dkt. No. 188) (the “Executory Contract Notice Affidavit”); and due, proper, timely and adequate notice of the Plan Supplement having been given to Holders of Claims against and Interests in the Debtors and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Procedures, as established by the Affidavit of Service regarding the service of the Notice of Filing of Plan Supplement to the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and Its Debtor Affiliates (the “Plan Supplement Notice”), dated November 30,

2016 (Dkt. No. 221) and the Affidavit of Service regarding the service of the Notice of Filing of First Amendment to Plan Supplement for the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates, dated December 5, 2016 (Dkt. No. 240) (collectively, the “Plan Supplement Affidavits” and, together with the Combined Notice Affidavit, the Publication Notice Affidavit, the Election Form Affidavit and the Executory Contract Notice Affidavit, the “Notice Affidavits”), and such filings and notices thereof being sufficient under the circumstances and no further notice being required; and based upon and after full consideration of the entire record of the Combined Hearing, including (A) the Disclosure Statement, (B) the Plan (including the Plan Supplement), (C) the Rights Offering and Backstop Motion, (D) the Declaration of J. Marshall Dodson in Support of the Debtors’ Chapter 11 Petitions and First Day Pleadings (Dkt. No. 4), (E) the Voting Affidavit, (F) the Declaration of Michael J. Genereux in Support of the Debtors’ (a) Motion for Entry of an Order (I) Approving the Rights Offering Procedures and Related Forms, (II) Authorizing the Debtors to Assume the Backstop Agreement and Pay the Backstop Obligations, (III) Authorizing the Debtors to Assume the Rights Offering Escrow Agreement, (IV) Approving the Debtors’ Entry Into the Backstop Escrow Agreement, and (V) Granting Related Relief; and (b) Request for Entry of an Order, Inter Alia, (I) Approving the Disclosure Statement and (II) Confirming the Debtors Joint Prepackaged Plan of Reorganization, filed with the Court on December 2, 2016 (the “Genereux Declaration”), (G) the Declaration of J. Marshall Dodson in Support of the Debtors’ Request for an Order (I) Approving the Debtors’ (A) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (B) Solicitation of Votes and Voting Procedures, (C) Forms of Ballots, and (D) Rights Offering Procedures, and (E) Entry Into the Backstop Escrow Agreement; (II) Authorizing (A) the Debtors’ Assumption of the Backstop Agreement, the Rights

Offering Escrow Agreement and All Other Executory Contracts and Unexpired Leases Other Than Those Identified for Rejection and (B) the Debtors’ Rejection of Those Executory Contracts and Unexpired Leases Identified on the Rejected Executory Contract and Unexpired Lease List; and (III) Confirming the Joint Prepackaged Chapter 11 Plan of Key Energy Services, Inc., et al. Under Chapter 11 of the Bankruptcy Code, filed with the Court on December 2, 2016 (the “Dodson Declaration”), (H) the Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Results of Prepetition Rights Offering and Equity Holder Cash-Out Subscription, filed with the Court on December 2, 2016 (the “Epiq Rights Offering Affidavit”), and (I) the Confirmation Brief; and any objections or responses to the approval of the Disclosure Statement, confirmation of the Plan, the Solicitation and Solicitation Procedures, the assumption or rejection of Executory Contracts and Unexpired Leases or the Cure Costs associated with any such assumption, the Debtors’ assumption of the Backstop Agreement or the Rights Offering Escrow Agreement, and/or the Court’s approval of the Rights Offering Procedures and the Debtors’ entry into the Backstop Escrow Agreement all having been withdrawn, resolved or otherwise overruled by the Court; and the Court being familiar with the Disclosure Statement, the Plan, the Backstop Agreement, the Rights Offering Procedures, the Escrow Agreements, the Solicitation, the Solicitation Procedures, and other relevant factors affecting the Chapter 11 Cases (including the Plan Support Agreement); and the Court being familiar with, and having taken judicial notice of, the entire record of the Chapter 11 Cases; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Court having found and determined that the relief set forth herein should be granted as reflected by the Court’s rulings made herein and at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor; the Court hereby FINDS, DETERMINES, AND CONCLUDES that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated February 29, 2012. Approval of the Disclosure Statement and confirmation of the Plan are core proceedings pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code. The Court has exclusive jurisdiction (i) to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed and (ii) to enter a final order with respect thereto.

C. Chapter 11 Petitions and Joint Administration of the Chapter 11 Cases. On October 24, 2016 (the “Petition Date”), each Debtor commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have operated their businesses and managed their properties and are authorized to continue to operate and manage their businesses and properties, respectively, as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code. Further, in accordance with the Order Directing Joint Administration of Related Chapter 11 Cases, dated October 25, 2016 (Dkt. No. 63), the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D. Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

E. Burden of Proof. Each of the Debtors has met the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for confirmation.

F. Adequacy of Disclosure Statement. The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act of 1933, as amended (the “Securities Act”), (b) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions set forth therein, and (c) is approved in all respects. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

G. Voting. As evidenced by the Voting Affidavit, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law. As described more fully in the Voting Affidavit, the Plan has been accepted by 100% in amount and 100% in number of the Term Loan Claims (Class 3) and 99.89% in amount and 93.88% in number of the Senior Notes Claims (Class 5).

H. Solicitation. Prior to the Petition Date, the Plan, the Disclosure Statement, the Ballots, and a cover letter from the Debtors (collectively, the “Solicitation Materials”), were transmitted and served in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, and any applicable non-bankruptcy law, as applicable. The Ballots addressed the particular needs of these Chapter 11 Cases and were appropriately tailored to afford Holders of Claims in Class 3 (Term Loan Claims) and Class 5 (Senior Notes Claims) – the Classes of Claims entitled under the Plan to vote to accept or reject the Plan – an opportunity to vote on the Plan and elect whether or not to grant the release set forth in Section VIII.F of the Plan. The period during which the Debtors solicited acceptances to the Plan complied with applicable non-bankruptcy law and was a reasonable period of time for voting Holders to make an informed decision to accept or reject the Plan. The Debtors were not required to solicit votes from the Holders of claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (ABL Credit Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Interests in Class 10 (Intercompany Interests) as each of such Classes is Unimpaired under the Plan. The Debtors also were not required to solicit votes from the Holders of Interests in Class 8 (Existing Key Common Stock) and Class 9 (Other Key Equity Interests), as each of such Classes is not entitled to receive or retain any property on account of their Interests under the Plan and is deemed to reject the Plan. As described in and as evidenced by the Voting Affidavit, the transmittal and service of the Solicitation Materials was timely, adequate, sufficient, and appropriate under the circumstances. No other or further notice is required. The prepetition solicitation of votes on the Plan (the “Solicitation”) complied with the Solicitation Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and any other applicable rules, laws and regulations (including sections 3(a)(9) and 18(b)(4)(E) of the Securities Act). As set forth in the Voting Affidavit, the Solicitation Materials were distributed to the Classes of Claims entitled under the Plan to vote to accept or reject the Plan, as of September 16, 2016 (the date specified in such documents for the purpose of voting) (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient.

I. Notice. As is evidenced by the applicable Notice Affidavits, the transmittal and service of the Combined Notice, the Equity Holder Election Forms, and the Executory Contract Notice (the “Notice Materials”) were timely, adequate, sufficient, and appropriate under the circumstances and complied with the Scheduling Order. All parties required to be given notice of the Combined Hearing (including the deadlines for filing and serving objections to the adequacy of the Disclosure Statement, confirmation of the Plan, the release provisions therein, the assumption (and related Cure Costs) and rejection of Executory Contracts and Unexpired Leases, and the Rights Offering and Backstop Motion) have been given due, proper, timely and adequate notice thereof in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

J. Plan Supplement. On November 21, 2016, and December 5, 2016, the Debtors filed the Plan Supplement containing forms of the following documents: (i) the Amended and Restated Certificate of Incorporation of Reorganized Key Energy Services, Inc. (the “Parent Certificate”); (ii) the Amended and Restated Bylaws of Reorganized Key Energy Services, Inc.; (iii) the Amended and Restated Certificate of Formation of Reorganized Key Energy Services, LLC (the “OpCo Certificate”); (iv) the Amended and Restated Limited Liability Company Agreement of Reorganized Key Energy Services, LLC; (v) the Amended and Restated Certificate of Formation of Reorganized Misr Key Energy Investments, LLC (the “MKEI Certificate”); (vi) the Amended and Restated Limited Liability Company Agreement of Reorganized Misr Key Energy Investments, LLC; (vii) the Amended and Restated Certificate of Formation of Reorganized Misr Key Energy Services, LLC (the “MKES Certificate” and, together with the Parent Certificate, the OpCo Certificate, and the MKEI Certificate, the “New Certificates”); (viii) the Amended and Restated Limited Liability Company Agreement of Reorganized Misr Key Energy Services, LLC; (ix) the New Warrant Agreement; (x) the List of Reorganized Debtors’ Board Members and Officers; (xi) the Investor Rights Agreement; (xii) the Platinum Letter Agreement between Key and Platinum Equity Advisors filed as Exhibit L to the Plan Supplement (the “Platinum Letter Agreement”); (xiii) certain New ABL Credit Documents (including, that certain Commitment for Senior Credit Exit Facility Letter dated November 20, 2016 (the “New ABL Commitment Letter”) and attached term sheet (the “New ABL Term Sheet”)) setting forth the material terms of the New ABL Credit Facility Documents; (xiv) the New Term Loan Credit Agreement; (xv) the New MIP and the Terms of the New MIP; (xvi) a List of Retained Causes of Action; and (xvii) the Executory Contract Notice containing the Rejected Executory Contract and Unexpired Lease List (as such list has been or may hereafter, until the Effective Date, be altered, amended, modified or supplemented by the Debtors on no less than three (3) Business Days’ notice to the non-Debtor parties thereto, subject to the prior written consent of the Required Consenting Noteholders to the amendment thereof, the “Rejected Executory Contract and Unexpired Lease List”) and the List of Assumed Contracts as to Which Cure Costs Are Other Than $0.00 (as such list has been or may hereafter, until the Effective Date, be altered, amended, modified or supplemented by the Debtors on no less than three (3) Business Days’ notice to the non-Debtor parties thereto, subject to the prior written consent of the Required Consenting Noteholders to the amendment thereof, the “Non-Zero Cure Cost List”). As set forth in the Plan Supplement Affidavits, the Plan Supplement Notice was served on those parties entitled to receive notice under Bankruptcy Rule 2002 on November 21, 2016, and December 5, 2016. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Procedures and applicable non-bankruptcy law and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors’ right to alter, amend, update, or modify the Plan Supplement, as well as the documents set forth therein, before the Effective Date is reserved. All parties required to be given notice were provided adequate, sufficient and appropriate notice of the Plan Supplement.

K. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code, and, as required by Bankruptcy Rule 3016(a) , the Plan is dated and identifies the Debtors as proponents, thereby satisfying section 1129(a)(1) of the

Bankruptcy Code. The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release and exculpation provisions in the Disclosure Statement and Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

(a) Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims (including Professional Fee Claims) and Priority Tax Claims, which need not be classified, Sections III.B and III.C of the Plan classify seven (7) Classes of Claims against, and three (3) Classes of Interests in, the Debtors. The Claims or Interests placed in each Class are substantially similar to the other Claims or Interests, as the case may be, in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, the classifications were not promulgated for any improper purpose, and such Classes do not unfairly discriminate between Holders of Claims and Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b) Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Sections III.B and III.C of the Plan specify that Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (ABL Credit Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interests) are unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(c) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Sections III.B and III.C of the Plan designate Class 3 (Term Loan Claims), Class 5 (Senior Notes

Claims), Class 8 (Existing Key Common Stock), and Class 9 (Other Key Equity Interests) as impaired within the meaning of section 1124 of the Bankruptcy Code and specify the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(d) No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(e) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the continued corporate existence of the Reorganized Debtors, (ii) all corporate action as set forth more fully in Section IV.T of the Plan, (iii) funding of the Plan, (iv) the cancellation of certain securities and agreements, (v) the cancellation of certain existing security interests, and (vi) the taking of all necessary or appropriate actions by the Debtors or Reorganized Debtors, as applicable, to effectuate the Restructuring under and in connection with the Plan.

(f) Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The New Certificates prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The issuance of Reorganized Key Common Stock, the Preferred Voting Share, and membership interests in the remaining Reorganized Debtors complies with section 1123(a)(6) of the Bankruptcy Code. Section V.D of the Plan provides that on the Effective Date, the New Key Board and the New Subsidiary Boards

shall be deemed to have adopted, as applicable, the New Key Constituent Documents and any new or amended formation documents for Reorganized Key Energy Services, LLC, Reorganized Misr Key Energy Investments, LLC, and Reorganized Misr Key Energy Services, LLC (collectively, the “New Organizational Documents”). The New Organizational Documents for each of the Reorganized Debtors, forms of which have been filed in exhibits to the Plan Supplement and each of which shall be duly filed with the applicable Secretary of State and/or other applicable authorities on or promptly after the Effective Date, prohibit the issuance of non-voting equity securities in each of the Reorganized Debtors, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(g) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The New Organizational Documents and Section IV.W of the Plan contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code. Except as provided in the Plan Supplement or in another disclosure made prior to or at the Combined Hearing, the officers of the respective Debtors immediately before the Effective Date shall serve as the initial officers of each of the corresponding Reorganized Debtors upon the Effective Date and in accordance with any Assumed Employee Agreement and applicable non-bankruptcy law.

(h) Debtors Are Not Individuals (11 U.S.C. §§ 1123(a)(8), 1123(c)). The Debtors are not individuals, and accordingly, sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are inapplicable in these Chapter 11 Cases.

(i) Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). Pursuant to Sections III.B and III.C of the Plan, as set forth in section 1123(b)(1)

of the Bankruptcy Code, Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (ABL Credit Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims) and Class 10 (Intercompany Interests) are unimpaired, and Class 3 (Term Loan Claims), Class 5 (Senior Notes Claims), Class 8 (Existing Key Common Stock), and Class 9 (Other Key Equity Interests) are impaired.

(j) Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article V of the Plan addresses the assumption and rejection of executory contracts and unexpired leases, and meets the requirements of section 365(b) of the Bankruptcy Code. Pursuant to Section V.A of the Plan, as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties shall be deemed assumed with a proposed Cure Cost of $0.00, except for any Executory Contract or Unexpired Lease (a) identified on the Rejected Executory Contract and Unexpired Lease List, (b) identified on the Non-Zero Cure Cost List, (c) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Combined Hearing, (d) that expired or was terminated prior to the date of entry of this Confirmation Order, or (e) which previously has been assumed or rejected pursuant to an order of the Court. In accordance with the Scheduling Order and Section IV.B of the Plan, the Debtors have filed and served, as set forth in the Affidavit of Service regarding the service of the Combined Notice, dated November 1, 2016 (Dkt. No. 111), the Combined Notice on all non-Debtor parties to the Debtors’ Executory Contracts and Unexpired Leases notifying each such party (i) that its Executory Contract or Unexpired Lease would be assumed with a proposed Cure Cost of $0.00 unless it (a) is identified on the Rejected Executory Contract and Unexpired Lease List, (b) is identified on the Non-Zero Cure Cost List; (c) has been previously assumed or rejected pursuant to an order of the Bankruptcy Court, (d) is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Combined Hearing, or (e) has expired or terminated pursuant to its own terms and (ii) of the procedures for objecting to the assumption or rejection of, and/or the proposed Cure Cost for, such party’s Executory Contract or Unexpired Lease and for the resolution of disputes by the Court. Pursuant to the Scheduling Order, the Debtors have filed the Executory Contract Notice and served it on all non-Debtor Parties to Executory Contracts and Unexpired Leases listed on (i) the Rejected Executory Contract and Unexpired Lease List and (ii) the Non-Zero Cure Cost List, as set forth in the Affidavit of Service regarding the service of the Executory Contract Notice, dated November 21, 2016, 2016 (Dkt. No. 188). The Debtors have provided timely, adequate, sufficient and appropriate notice to each non-Debtor counterparty to an Executory Contract or Unexpired Lease assumed or rejected by the Debtors during the Chapter 11 Cases. Any and all objections to the Debtors’ assumption or rejection of Executory Contracts and Unexpired Leases, or to any Cure Costs associated therewith, pursuant to Article V of the Plan, have been resolved or are hereby overruled as set forth in this Order, other than (i) the letter objection filed by John Albertson and Marilyn Albertson as Representatives of the owners of the Susan Salt Water Disposal Well (Dkt. No. 217) and (ii) the Objection and Reservation of Rights of Cooper Management, LLC to Notice of Rejection and Confirmation of Plan (Dkt. No. 218), as supplemented (Dkt. No. 224) which are overruled as to any objection to confirmation of the Plan, but otherwise reserved for further resolution by this Court to the extent not resolved by the Debtors in consultation with the Required Consenting Noteholders.

(k) Retention of Causes of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Except as otherwise provided in the Plan, including Section VIII.E of the Plan and Exhibit P of the Plan Supplement, pursuant to section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing), solely to the extent not released under the Plan, all claims, rights, Causes of Action, defenses, rights of setoff or recoupment, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any Entity without the approval of the Court as fully as if the Chapter 11 Cases had not been commenced, including, without limitation, those Causes of Action identified on the List of Retained Causes of Action included in the Plan Supplement. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, or Causes of Action, suits or proceedings, including any and all legal and equitable rights in respect of any Unimpaired Claim, as appropriate, in accordance with the best interest of the Reorganized Debtors or any successor(s) who hold such rights.

(l) Unaffected Rights of Holders of Claims and Interests (11 U.S.C. § 1123(b)(5)). The Plan leaves unaffected the rights of Holders of Claims and Interests in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (ABL Credit Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims) and Class 10 (Intercompany Interests). Thus, the Plan complies with section 1123(b)(5) of the Bankruptcy Code.

(m) Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(n) Cure of Defaults (11 U.S.C. § 1123(d)). Section V.B of the Plan provides for the satisfaction of default claims, if any, associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The Cure Costs associated with each Executory Contract or Unexpired Lease assumed pursuant to the Plan and this Order shall be $0, except that the Cure Cost for that certain Master Service Contract dated September 14, 2012 by and between Key Energy Services, LLC and Halcón Operating Co., Inc. (as amended to include that certain Addendum to Master Services Contract dated November 21, 2016 by and between Key Energy Services, LLC and Halcón Operating Co., Inc., the “Halcón Master Service Contract”) shall be $546,464.14, and except as may otherwise be explicitly provided herein. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

L. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:

(a) Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code; and

(b) The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and in transmitting the Plan, the Plan Supplement, the Disclosure Statement, the Ballots, and related documents and notices, including the Combined Notice, and in soliciting and tabulating the votes on the Plan, the Debtors have complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126(b), the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, the Scheduling Order, and all other applicable law.

M. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The

Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing, and other proceedings held in these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful reorganization of the Debtors that will allow the Debtors to emerge from bankruptcy with capital and organizational structures that will enable them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources. The Plan (including all documents necessary to effectuate the Plan) was negotiated at arm’s length and in good faith among representatives of the Debtors, the Supporting Creditors, and their respective professionals. Each of the Supporting Creditors party to the Plan Support Agreement, supports confirmation of the Plan. Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization.

N. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The Plan complies with section 1129(a)(4) of the Bankruptcy Code. The payments for services or costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incidental to the Chapter 11 Cases, including Claims for professional fees that have been or will be paid by a Debtor, have been, hereby are, or will be, authorized by order of the Bankruptcy Court or are otherwise permitted under the Bankruptcy Code. In connection with the foregoing, the Debtors have agreed to pay accrued and unpaid reasonable and documented fees and expenses (collectively, the “Restructuring Fees and Expenses”) of: (a) Sidley Austin LLP, (b) Young Conaway Stargatt & Taylor, LLP, (c) Alvarez & Marsal North America, LLC, (d)

Epiq Bankruptcy Solutions, LLC, (e) PJT Partners LP, (f) Deloitte Financial Advisory Services LLP, (g) Wachtell, Lipton, Rosen & Katz, (h) Buchalter Nemer LLP, (i) Dore Law Group, P.C., (j) Ernst and Young LLP, (k) Ewing & Jones, PLLC, (l) Gordon Arata Mccollam Duplantis Eagen LLC, (m) Grant Thornton LLP, (n) Hinkle Shanor, LLP, (o) Keith B. Willhelm, (p) King & Spalding LLP, (q) Klein, Denatale, Goldner, Cooper, Rosenlib & Kimball, LLP, (r) KPMG LLP, (s) Longnecker & Associates Inc., (t) Newmeyer & Dillon, (u) Ogletree Deakins Nash Smoak & Stewart, P.C., (v) Porter & Hedges, (w) Price Waterhouse Coopers LLP, (x) Rice & Associates, P.C., (y) Vinson & Elkins LLP, (z) Vogel Law Firm, (aa) Weycer, Kaplan, Pulaski & Zuber, PC, (bb) Davis Polk & Wardwall LLP, (cc) Latham & Watkins LLP and one firm serving as local counsel to the ABL Agent, (dd) Sullivan & Cromwell LLP, (ee) Morris, Nichols, Arsht & Tunnell LLP, (ff) Cleary Gottlieb Steen & Hamilton LLP, (gg) Houlihan Lokey, Inc., (hh) Spears & Associates, (ii) TRC Environmental Corporation, (jj) Marsh LLC, (kk) Jones Lang LaSalle, Inc., (ll) Palm Tree Advisors (in an amount not to exceed $40,000), (mm) Evercore Partners, (nn) Richards Layton & Finger, (oo) Greenberg Traurig, LLP, (pp) Reed Smith LLP, and (qq) such other counsel as may be required to implement the Restructuring and approved by the Debtors and the Required Consenting Noteholders.

O. Directors, Officers, and Insiders (11 U.S.C § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors upon the Effective Date of the Plan have been fully disclosed in exhibits to the Plan Supplement to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interest of the Holders of Claims against and Interests in the Debtors and with public policy. The composition of the New Key Board and the

New Subsidiary Boards and the lists of officers for the Reorganized Debtors have been disclosed prior to the Combined Hearing, which composition and lists may be amended at any time prior to the Effective Date. Each such member will serve in accordance with the terms and subject to the conditions of the Plan and the New Organizational Documents, as applicable.

P. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for rate changes by any of the Reorganized Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases, the Debtors, and the Reorganized Debtors.

Q. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Disclosure Statement and other evidence proffered or adduced in the Dodson Declaration and at the Combined Hearing (i) are reasonable, persuasive, and credible as of the dates such analysis or evidence was prepared, presented, or proffered, (ii) utilize reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by other evidence, and (iv) establish that each Holder of an Impaired Claim or Interest either has accepted the Plan or would not receive or retain property of greater value if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

R. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (ABL Credit Facility Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 10 (Intercompany Interests) are Classes of Unimpaired Claims and Interests that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 8 (Existing Key Common Stock) and Class 9 (Other Key Equity Interests) are Classes of Impaired Claims and Interests that are conclusively presumed to have rejected the Plan in accordance with section 1126(g)

of the Bankruptcy Code. Class 3 (Term Loan Claims) and Class 5 (Senior Notes Claims) have voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of insiders of the Debtors.

S. Treatment of Administrative Expense Claims, Professional Fee Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims and Professional Fee Claims pursuant to Sections II.A and II.B, respectively, of the Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section II.C of the Plan (as amended herein) satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. The treatment of Priority Non-Tax Claims pursuant to Section III.C.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. Pursuant to the Plan, no Holder of an Administrative Expense Claim other than a Holder of a Professional Fee Claim (who must file an application for final allowance of such Professional Fee Claim) is required to file a Proof of Claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code. For the avoidance of doubt, professionals employed by the Debtors in the ordinary course of business shall not be required to file an application for final allowance of any post-petition amounts owed.

T. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 3 (Term Loan Claims) and Class 5 (Senior Notes Claims) have voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

U. Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement, the Genereux Declaration, and the Dodson Declaration, and the evidence proffered or adduced at the Combined Hearing (i) is reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

V. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees currently payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section XII.C of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

W. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). No retiree benefits are being terminated pursuant to the Plan. Section V.H.1 of the Plan provides that, subject to Section IV.Y of the Plan and the specific provisions of Section V.H.1, all Compensation and Benefit Programs of the Debtors, including all Assumed Employee Agreements not designated for rejection or terminated prior to the date hereof, shall be treated as executory contracts and deemed assumed on the Effective Date.

X. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay any domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

Y. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

Z. Debtors Are Not Nonprofit Corporations (11 U.S.C. § 1129(a)(16)). The Debtors are not nonprofit corporations, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

AA. No Unfair Discrimination; Plan Is Fair and Equitable (11 U.S.C. § 1129(b)). Class 8 (Existing Key Common Stock) and Class 9 (Other Key Equity Interests) are deemed to have rejected the Plan. Based upon the evidence proffered, adduced, and presented by the Debtors prior to and at the Combined Hearing, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met, and the Plan does not discriminate unfairly with respect to, and is fair and equitable with respect to, the aforementioned Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because no Holder of any interest that is junior to each such Class will receive or retain any property under the Plan on account of such junior interest, and no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% recovery on account of its Claim or Interest. Thus, the Plan may be confirmed notwithstanding the deemed rejection of the Plan by Classes 8 and 9.

BB. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

CC. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no governmental entity has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

DD. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, including the Voting Affidavit, the Epiq Rights Offering Affidavit, and evidence presented at the Combined Hearing, the Exculpated Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the Solicitation and Rights Offering and their participation in the activities described in section 1125 of the Bankruptcy Code, and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the Solicitation and the Rights Offering or the offer and issuance of the securities under the Plan. Without limiting the foregoing, all Entities within the definition of Exculpated Parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. The Solicitation is exempt from the registration requirements of the Securities Act and state securities laws pursuant to sections 3(a)(9) and 18(b)(4)(E) of the Securities Act.

EE. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

FF. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

GG. Implementation. The Definitive Restructuring Documents (including the New Term Loan Documents), the New Organizational Documents, the Backstop Agreement, the New ABL Commitment Letter and New ABL Credit Facility Documents, the Rights Offering Documents, and all other relevant and necessary documents have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements that are not in conflict with any federal or state law.

HH. New Term Loan Facility. The New Term Loan Facility and the New Term Loan Documents have been negotiated in good faith, are fair, reasonable and critical to the success and feasibility of the Plan, and are necessary and appropriate for the consummation of the Plan and are supported by reasonably equivalent value and fair consideration. The New Term Loan Facility and the New Term Loan Documents have been negotiated at arm’s length among the Debtors and the applicable agents and lenders thereunder. The financial accommodations to be extended pursuant to the New Term Loan Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. Entry into the New Term Loan Documents is in the best interest of the Debtors, their estates and creditors, and the Reorganized Debtors, and the Debtors’ entry into such documents is approved as a reasonable exercise of their business judgment. The Debtors have disclosed all material facts regarding the Reorganized Debtors’ obligations under the New Term Loan Facility and the New Term Loan Documents, have exercised reasonable business judgment in determining to enter into the foregoing, and have provided sufficient and adequate notice thereof. The guarantees, mortgages, pledges, Liens and other security interests, and all other consideration granted pursuant to or in connection with the New Term Loan Facility are or will be (as the case may be) and are hereby deemed to be granted in good faith, for good and valuable consideration and for legitimate business purposes as an inducement to the lenders to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer under the Bankruptcy Code or any applicable laws and shall not otherwise be subject to avoidance, subordination or recharacterization and shall not subject the lenders or agents under the New Term Loan Facility to any liability by reason of the incurrence of such obligations or grant of such Liens, guarantees or security interests under applicable federal or state law, including, but not limited to, successor or transferee liability.

II. New ABL Credit Facility. The New ABL Credit Facility and the New ABL Credit Facility Documents, the material terms of which are contained in the New ABL Commitment Letter and New ABL Term Sheet, have been negotiated in good faith, are fair, reasonable and critical to the success and feasibility of the Plan, and are necessary and appropriate for the consummation of the Plan. The New ABL Credit Facility and the New ABL Credit Facility Documents have been negotiated at arm’s length among the Debtors, the New ABL Arrangers (as defined below), and the agents and lenders thereunder (collectively, including in their respective capacities under the ABL Credit Facility Documents, and together with the New ABL Arrangers, the “ABL Lender Parties”). The financial accommodations to be extended pursuant to the New ABL Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, and on reasonable terms. Entry into the New ABL Credit Facility Documents is in the best interest of the Debtors, their estates and creditors, and the Reorganized Debtors, and the Debtors’ entry into such documents is approved as a reasonable exercise of their business judgment. The Debtors have disclosed all material facts regarding the Reorganized Debtors’ obligations under the New ABL Credit Facility and the New ABL Credit Facility Documents, have exercised reasonable business judgment in determining to enter into the foregoing, and have provided sufficient and adequate notice thereof, including, without limitation, that certain New ABL Commitment Letter and the New ABL Term Sheet. The guarantees, mortgages, pledges, Liens and other security interests, and all other consideration granted pursuant to or in connection with the New ABL Credit Facility are or will be (as the case may be) and are hereby deemed to be granted in good faith, for good and valuable consideration and for legitimate business purposes as an inducement to the lenders to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer under the Bankruptcy Code or any applicable laws and shall not otherwise be subject to avoidance, subordination or recharacterization and shall not subject the lenders or agents under the New ABL Credit Facility to any liability by reason of the incurrence of such obligations or grant of such Liens, guarantees or security interests under applicable federal or state law, including, but not limited to, successor or transferee liability.

JJ. Rights Offering. The Rights Offering was conducted in accordance with the Rights Offering Procedures, and the Rights Offering Procedures complied with all applicable non-bankruptcy laws governing the adequacy of disclosure in connection with the Rights Offering. The offering, issuance, distribution and sale of shares of Reorganized Key Common Stock and New Warrants and shares of Reorganized Key Common Stock issuable upon exercise thereof in connection with the Rights Offering and the Equity Holder Cash-Out Subscription are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D of the Securities Act (“Regulation D”) thereunder, and under state “Blue Sky” laws, or any similar rules, regulations, or statutes. The continued implementation of the Rights Offering, conducted in accordance with the Rights Offering Procedures, is a valid exercise of the Debtors’ business judgment and is authorized under sections 363(b) and 105(a) of the Bankruptcy Code.

KK. Backstop Agreement. The Backstop Agreement was negotiated in good faith and at arm’s length. The Debtors’ assumption of the Backstop Agreement is a reasonable exercise of their business judgment and is authorized under section 365 of the Bankruptcy Code.

LL. Escrow Agreements. Key’s assumption of the Rights Offering Escrow Agreement and entry into the Backstop Escrow Agreement (each as defined in the Rights Offering and Backstop Motion) are, in each case, a reasonable exercise of Key’s business judgment and are authorized and approved, respectively, under sections 365 and 363 of the Bankruptcy Code. The funds held in the Escrow Accounts are not the property of the Debtors’ estates unless and until all conditions for the release of such funds to Key, as set forth in the Backstop Agreement and Rights Offering Procedures, as applicable, have been satisfied or waived.

MM. Asset Sales. In connection with the Debtors’ continued operation of their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors have, following the Petition Date, continued to sell certain assets in the ordinary course of business and consistent with the Plan Support Agreement. Such sales are authorized under section 363(c) of the Bankruptcy Code and do not require any further approval of the Court, and the Debtors are authorized to continue to engage in such ordinary course sales pursuant to section 363(c) of the Bankruptcy Code and in accordance with the Plan Support Agreement.

NN. Releases, Exculpation, and Injunction. The Court has jurisdiction under 28 U.S.C. §§ 1334(a) and 1334(b) to approve the injunction, releases, and exculpation set forth in Sections VIII.E, VIII.F, V.G, and V.H of the Plan, respectively. Section 105(a) of the Bankruptcy Code permits issuance of the injunction and approval of the releases set forth in Sections VIII.E and VIII.F of the Plan if, as has been established here, based upon the record in the Chapter 11 Cases and the evidence presented at the Combined Hearing, such provisions (i) were necessary and integral to the agreement among the various parties in interest, as reflected in the Plan Support Agreement, and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ Estates, (iii) are fair, equitable, and reasonable, and (iv) are in the best interests of the Debtors, their estates, and parties in interest. The Debtors’ or the Reorganized Debtors’ pursuit of any claims released pursuant to Sections VIII.E, VIII.F and V.G of the Plan is not in the best interest of the Estates’ various constituencies because the costs involved would outweigh any potential benefit from pursuing such Claims. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the injunction, releases, and exculpation set forth in the Plan, as modified herein, and implemented by this Order are fair, equitable, reasonable, and in the best interests of the Debtors and the Reorganized Debtors and their Estates, creditors, and equity security holders. The record of the Combined Hearing and these Chapter 11 Cases is sufficient to support the injunction, releases, and exculpation provided for in Sections VIII.E, VIII.F, VIII.G and VIII.H of the Plan, as modified herein. Accordingly, based upon the record of these Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, this Court finds that the injunction, releases, and exculpation set forth in Sections VIII.E, VIII.F, V.G, and V.H of the Plan, as modified herein, are consistent with the Bankruptcy Code and applicable law.

(a) Third Party Release. The releases contained in Section VIII.F of the Plan were disclosed and explained on the Ballots, in the Disclosure Statement, in the Plan, and the Combined Notice. Such notice was timely, sufficient, appropriate and adequate notice to the Releasing Parties, was reasonably calculated under the circumstances to reach such parties, and no other or further notice is or shall be required. Only the following parties pressed objections to inclusion in the release provision in Section VIII.F of the Plan prior to the Plan/Disclosure Statement Objection Deadline (as defined in the Scheduling Motion) or otherwise expressed in writing to the Debtors their election to opt out of the releases contained in Section VIII.F of the Plan: (i) the Texas Comptroller, (ii) Chevron, (iii) Lexon, (iv) the U.S. Department of Justice, (v) the U.S. Environmental Protection Agency, (vi) the Internal Revenue Service, (vii) the Pennsylvania Department of Environmental Protection, (viii) the Ohio Environmental Protection Agency, (ix) the Ohio Department of Natural Resources, (x) the United States Securities and Exchange Commission (the “SEC”), (xi) the seven (7) Holders of Senior Notes Claims that opted out of the releases contained in Section VIII.F of the Plan pursuant to a valid election made on their Ballot, and (xii) any Holder of Existing Key Common Stock that returned an Equity Holder Election Form on or before December 2, 2016 validly opting out of the releases contained in Section VIII.F of the Plan. Pursuant to Paragraph 62 hereof, the foregoing parties have been excluded from the definition of Releasing Parties and are deemed not to give the releases set forth in Section VIII.F of the Plan. Accordingly, the releases contained in Section VIII.F of the Plan, as modified pursuant to Paragraph 62 of this Order, are consensual because the Releasing Parties are limited to Holders of Claims and Interests that (i)

voluntarily entered into an agreement with the Debtors containing an obligation that such Entities grant the releases contained in Section VIII.F of the Plan (i.e. the Plan Support Agreement, the Backstop Agreement or certain Rights Offering-related documents), (ii) affirmatively voted to accept or reject the Plan and did not opt out of the releases, (iii) are unimpaired pursuant to the Plan and therefore are deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code, or (iv) did not vote on the Plan and did not object to the Plan or otherwise indicate their desire to opt out of the releases prior to the Plan/Disclosure Statement Objection Deadline. The releases contained in Section VIII.F of the Plan are fair to Holders of Claims and Interests and are necessary to the proposed reorganization. Such releases are in exchange for, and are supported by, fair, sufficient, and adequate consideration provided by the parties receiving such releases and are a good faith settlement and compromise of the claims released.

(b) Exculpation. The exculpation contained in Section VIII.G of the Plan, as modified pursuant to Paragraph 63 hereof, is appropriate, is limited to apply only to estate fiduciaries and (solely to the extent provided in section 1125(e) of the Bankruptcy Code) Supporting Creditors, Non-Defaulting Backstop Participants, Equity Holder Rights Offering Participants, and certain parties affiliated therewith, and complies with applicable law. The Exculpated Parties have, and upon entry of this Order will be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the Solicitation of, and the distribution of consideration pursuant to, the Plan and, therefore, are not and on account of such distributions shall not be liable at any time for the violation of any applicable law, rule, or regulation governing the Solicitation or such distributions made pursuant to the Plan.

OO. Compromise and Settlement of Claims, Interests, and Controversies. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan and/or this Order, the provisions of the Plan and/or this Order shall, on the Effective Date, constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved under the Plan. Such compromise and settlement is in the best interest of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. Except as otherwise provided, herein, on the Effective Date, all settlements, compromises, releases, waivers, discharges, exculpations, and injunctions set forth in the Plan and/or this Order shall be effective and binding on all persons. The Plan and this Order shall have res judicata, collateral estoppel, and estoppel (judicial, equitable or otherwise) effect with respect to all matters provided for in, or resolved pursuant to, the Plan and/or this Order, including the release, injunction, exculpation, discharge, and compromise provisions contained in the Plan and/or this Order.

PP. Good Faith. The Debtors and the Released Parties will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers set forth therein and (ii) take the actions authorized and directed by this Order.

QQ. Valuation. Pursuant to the valuation analysis set forth in the Disclosure Statement, and as evidenced by the Genereux Declaration, the reorganized enterprise value of the Debtors is insufficient to support a distribution to Holders of Existing Key Common Stock and/or Holders of Other Key Equity Interests on account of their prepetition Interests or otherwise under absolute priority principles.

RR. Retention of Jurisdiction. The Court may properly, and upon the Effective Date (except as otherwise provided herein) shall, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

SS. Change of Control. Except as otherwise provided in Section V.H.1 of the Plan or this Order, none of (i) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the Chapter 11 Cases, (ii) the issuance of shares of the Plan Securities pursuant to the Plan, or (iii) implementation or consummation of any other transaction pursuant to the Plan shall constitute a “change in ownership” or “change of control” (or a change in working control) of, or in connection with, any Debtor or Reorganized Debtor that requires the consent of any Person other than the Debtors or the Bankruptcy Court or triggers a default or right of termination, including in connection with any local municipal licensing arrangement, any Executory Contract or other agreement (whether entered into before or after the Petition Date) between any Debtor and any third party, or violates any law (including the common law), statute, rule or any other regulation otherwise applicable to any Debtor.

TT. Satisfaction of Confirmation Requirements. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

2. Notice of the Combined Hearing. The mailing of the Combined Notice to Holders of Claims and Interests in Classes that were not entitled to vote to accept or reject the Plan, in accordance with the terms of the Scheduling Order, in lieu of sending such non-voting Holders of Claims and Interests copies of the Disclosure Statement and the Plan, constitutes timely, sufficient, appropriate and adequate notice of the Combined Hearing, and gave such parties sufficient opportunity to object to approval of the Disclosure Statement and Confirmation of the Plan and/or to opt out of the releases provided in Section VIII.F of the Plan, under the circumstances of these Chapter 11 Cases and, except to the extent necessary to comply with Local Rule 3017-1(c), the requirements under the Bankruptcy Rules or the Local Rules, including Bankruptcy Rule 3017(d), to transmit copies of the Disclosure Statement and Plan to such non-voting Holders of Claims and Interests are hereby waived with respect to such Holders. Service of notice of (i) the Rights Offering and Backstop Motion, the hearing scheduled therefor, and the deadline to object thereto (as evidenced by the Affidavit of Service dated November 17, 2016 (Dkt. No. 190), respectively) and (ii) the Executory Contract Notice (as evidenced by the Executory Contract Notice Affidavit) constitutes good and sufficient notice thereof. No other or further notice is or shall be required.

3. Solicitation Materials. The Solicitation Materials complied with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, any applicable non-bankruptcy law, and any applicable rules, laws, and regulations, and were appropriate and satisfactory and are hereby approved on a final basis.

4. Notice Materials. The Notice Materials complied with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Local Rules, the Scheduling Order, any applicable non-bankruptcy law, and any applicable rules, laws, and regulations, and were appropriate and satisfactory and are hereby approved on a final basis.

5. Ballots and Tabulation Procedures. The forms of Ballots annexed to the Scheduling Motion are in compliance with Bankruptcy Rule 3018(c), conform to Official Form Number 14, and are approved in all respects. The procedures used for tabulation of votes to accept or reject the Plan as set forth in the Scheduling Motion and as described in the Voting Affidavit are approved.

6. Approval of the Disclosure Statement. The Disclosure Statement (i) contains adequate information of a kind generally consistent with the disclosure requirements of applicable non-bankruptcy law, including the Securities Act, (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is approved in all respects. In connection with the Solicitation, the Debtors have properly relied on the exemption from registration requirements of the Securities Act pursuant to sections 3(a)(9) and 18(b)(4)(E) thereof.

7. Confirmation of the Plan. The Plan and each of its provisions, as modified herein, shall be, and hereby is, CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, and each of the documents comprising the Plan Supplement, as modified, amended or supplemented from time to time in accordance with the Plan (each of which are incorporated by reference into and are an integral part of this Order), and any other documents filed in connection with the Plan and/or executed in connection with the transactions contemplated by the Plan, and all amendments and modifications thereof made in accordance with the Plan and this Confirmation Order, are authorized and approved.

8. Omission of Reference to Particular Plan Provisions. The failure specifically to include or to refer to any particular article, section, paragraph or provision of the Plan, Plan Supplement, or any related document in this Order shall not diminish or impair the effectiveness of such article, section, paragraph or provision, it being the intent of this Court that the Plan and any related documents be confirmed and approved in their entirety.

9. Objections. All objections, responses to, and statements and comments, if any, in opposition to, the approval of the Disclosure Statement, the Backstop Agreement, the Restructuring Documents and any other documents necessary to effectuate the Plan, and confirmation of the Plan (and all documents necessary to effectuate the Plan), other than (i) those resolved on the record, (ii) those withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, or (iii) those objections to the assumption or rejection of Executory Contracts and Unexpired Leases or the Cure Costs associated with any such assumption that have been deferred on the record at the Combined Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.

10. No Action. Pursuant to the appropriate provisions of applicable non-bankruptcy law and section 1142(b) of the Bankruptcy Code, no action of the respective stockholders, members, general or limited partners, managers or directors of any of the Debtors or Reorganized Debtors, as applicable, shall be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, assignment, certificate, instrument, or other document to be executed, delivered, filed, adopted, amended, restated, consummated or effectuated, as the case may be, in connection with the implementation of the Plan.

11. Binding Effect. On or after entry of this Order and subject to the occurrence of the Effective Date, the provisions of the Plan, including the documents and instruments contemplated thereby, including those contained in the Plan Supplement shall bind the Debtors, the Reorganized Debtors, and, subject to the modifications contained herein, all Holders of Claims against and Interests in the Debtors (irrespective of whether such Claims or Interests are impaired under the Plan or whether the Holders of such Claims or Interests accepted or are deemed to have accepted the Plan, voted or are deemed to have voted to reject the Plan or failed to vote to accept or reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, exculpation, discharge, and injunction described in the Plan, each Entity acquiring property under the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

12. Implementation of the Plan. On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file or record such contracts, Plan Securities, instruments, releases and other agreements and documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the Restructuring Transactions, including the documents set forth in the Plan Supplement, and the securities issued pursuant to the Plan in the name of and on behalf of the

Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. The provisions governing the means for implementation of the Plan set forth in the Plan shall be, and hereby are, approved in their entirety.

13. New Term Loan Documents. Without further notice to or order or other approval of the Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any person or entity (including the boards of directors of the Debtors), the Debtors or the Reorganized Debtors, as applicable, and all parties to the New Term Loan Documents are authorized to enter into and perform all obligations under the New Term Loan Documents, and to execute and deliver all documents contemplated by the New Term Loan Facility, in each case consistent with the terms of the Plan. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Term Loan Documents (a) shall be legal, valid, binding, attached and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Term Loan Documents, (b) shall be deemed approved and automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Term Loan Documents, and (c) shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The New Term Loan Documents shall constitute legal, valid, binding and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New Term Loan Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, for reasonably equivalent value, are reasonable, shall not be subject to recharacterization for any purposes whatsoever, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Order (it being understood that perfection shall occur automatically by virtue of the entry of this Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties, subject in each case to the terms of the New Term Loan Facility. Notwithstanding anything to the contrary in this Order or the Plan, this Court’s retention of jurisdiction shall not govern the enforcement of the New Term Loan Documents or any Liens, rights or remedies related thereto, but instead, such enforcement shall be governed as set forth in the New Term Loan Documents.

14. New ABL Credit Facility Documents. Entry of this Order shall constitute (a) approval of the New ABL Credit Facility Documents and all transactions contemplated thereby, including any additional syndication, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, costs and expenses provided for therein, and (b) authority for the Debtors to execute, deliver and perform all obligations under the New ABL Credit Facility Documents, including, but not limited to, the New ABL Commitment Letter and related fee letters, and such other documents as Bank of America, N.A. and Wells Fargo Bank, National Association (collectively, together with their affiliates, the “New ABL Arrangers”) may require, subject to such modifications as the Reorganized Debtors and the New ABL Arrangers may mutually agree are necessary or appropriate. The fees, costs and expenses (including alternative transaction fees and indemnities) incurred by the New ABL Arrangers prior to the Effective Date in connection with the New ABL Credit Facility shall be Allowed as Administrative Expense Claims against the Debtors. Subject to, and upon the occurrence of, the Effective Date, and without further notice to or order or other approval of the Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any person or entity (including the boards of directors of the Debtors), the Debtors or Reorganized Debtors, as applicable, and all parties to the New ABL Credit Facility Documents are authorized to enter into and perform all obligations under the New ABL Credit Facility Documents, and to execute and deliver all documents contemplated by the New ABL Credit Facility, in each case consistent with the terms of the New ABL Commitment Letter and the Plan, or otherwise acceptable to the New ABL Arrangers. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Credit Facility Documents (a) shall be legal, valid, binding, attached and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Credit Facility Documents, (b) shall be deemed approved and automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New ABL Credit Facility Documents, and (c) shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The New ABL Credit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the New ABL Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, for reasonably equivalent value, are reasonable, shall not be subject to recharacterization for any purposes whatsoever, and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interest under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Order (it being understood that perfection shall occur automatically by virtue of the entry of this Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties, subject in each case to the terms of the New ABL Credit Facility. Notwithstanding anything to the contrary in this Order or the Plan, this Court’s retention of jurisdiction shall not govern the enforcement of the New ABL Credit Facility Documents or any Liens, rights or remedies related thereto, but instead, such enforcement shall be governed as set forth in the New ABL Credit Facility Documents. The definition of “Released Parties” in the Plan and this Order is deemed amended to include the ABL Lender Parties.

15. Senior Notes Trustee Fees. The Senior Notes Trustee has provided necessary services under the Senior Notes Indenture prior to and after the Petition Date. On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by the Senior Notes Trustee through and including the Effective Date to the extent required by the Senior Notes Indenture. The Senior Notes Trustee shall not be required to file any application under section 330 or 331 of the Bankruptcy Code or otherwise with regard to the allowance of its fees and expenses. Distributions received by the Holders of Senior Notes Claims, pursuant to the Plan, shall not be reduced on account of the payment of the Senior Notes Trustee’s fees, costs and expenses pursuant to the terms of the Plan.

16. Governmental Claims, Liabilities and Causes of Action. Nothing in the Plan, this Order or the related Plan documents discharges or releases the Debtors, the Reorganized Debtors or any non-Debtor from any Claim, liability or cause of action of the United States or any state or impairs the ability of the United States or any state to pursue any claim, liability or cause of action against any Debtor, Reorganized Debtor or non-Debtor. Contracts, leases, covenants, operating rights agreements or other interests or agreements with the federal government or any state or involving (1) federal or state land or minerals or (2) lands or minerals held in trust for federally-recognized Indian tribes or held by such Indian landowners in fee with federal restriction on alienation not rejected during these Chapter 11 Cases shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ Chapter 11 Cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All Claims, liabilities, or causes of action of or to the United States or any state shall survive the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan, this Confirmation Order or the related Plan documents shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors with respect to any such Claim, liability or cause of action under non-bankruptcy law, or be construed as an admission as to the existence of any fact or the validity of any Claim with respect to or in connection with any Claim, liability or cause of action. Without limiting the foregoing, for the avoidance of doubt: (1) the United States or any state shall not be required to file any proofs of claim in the Debtors’ Chapter 11 Cases in order to be paid on account of any Claim, liability or cause of action; (2) nothing shall affect or impair the exercise of the United States’ or any state’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; (3) nothing shall be interpreted to set cure amounts or to require the government or any state to novate or otherwise consent to the transfer of any federal or state interests and (4) nothing shall affect or impair the United States’ or any state’s rights to assert setoff and recoupment against the Debtors and/or the Reorganized Debtors and such rights are expressly preserved.

17. Texas Comptroller.

(a) Notwithstanding anything provided in the Plan, this Order, or any other document implementing the Plan, the relief granted herein is without prejudice to any rights of the Texas Comptroller of Public Accounts (the “Texas Comptroller”) to funds which do not constitute property of the estate, but which may qualify as “trust funds” covered by Texas Property Code, Title 6, Chapters 72-76 and other applicable Texas laws (the “Texas Unclaimed Property Laws”). The Texas Comptroller is not precluded from exercising any rights provided to it by the Texas Unclaimed Property Laws in respect of such trust funds, nor is any party in interest precluded from contesting any action of the Texas Comptroller to recover any alleged trust funds. Nothing in the Plan or this Order shall be deemed to impair any setoff rights of the Texas Comptroller under applicable non-bankruptcy law, or the Reorganized Debtors’ defenses to such setoff rights, and the Texas Comptroller shall not be required to file a Proof of Claim in these Chapter 11 Cases.

(b) Any Priority Tax Claim held by the Texas Comptroller shall be finally determined through an audit under non-bankruptcy law and in the ordinary course of business post-Effective Date, and shall be satisfied by the Reorganized Debtors in equal monthly Cash payments, commencing within thirty (30) days after such final audit determination, in an aggregate amount equal to the finally-determined amount of such Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not to exceed five (5) years after the Petition Date; provided, however, that the Reorganized Debtors reserve all non-bankruptcy appeal, review and other rights related to such audit process and all non-bankruptcy defenses to such Priority Tax Claim, as well as the right to prepay all or a portion of any such Priority Tax Claim at any time with no prepayment penalty.

18. Texas Taxing Authorities.

(a) Nothing in the Plan or this Order shall impair the Claims, liens or rights, if any, of the Taxing Entities (as defined in the Objection filed by such entities (Dkt. No. 197)) as it pertains to the Debtors or Reorganized Debtors, or the defenses of the Debtors or Reorganized Debtors to such Claims, liens or rights.

(b) Any Allowed Priority Tax Claims held by the Taxing Authorities (whether secured by liens or otherwise) shall be paid (i) in equal monthly Cash payments over a period not to exceed five (5) years after the Petition Date, (ii) commencing on the later of (x) thirty (30) days after the Effective Date and (y) the date such Priority Tax Claim becomes due in the ordinary course of business, and (iii) in an aggregate amount equal to, as applicable, (a) the Allowed amount of such Priority Tax Claims coming due prior to the Effective Date, together with interest calculated from and after the Petition Date at the applicable rate under section 511 of the Bankruptcy Code, or (b) the Allowed amount of such Priority Tax Claims coming due after the Effective Date, together with interest calculated from and after the date such Priority Tax Claims become due at the applicable rate under section 511 of the Bankruptcy Code; provided, however, in any event, that the Reorganized Debtors reserve all non-bankruptcy defenses to such Priority Tax Claims, as well as the right to prepay all or a portion of any such amounts at any time with no prepayment penalty.

(c) Any objections to proofs of claim filed by the Taxing Entities shall be filed no later than the later of (i) February 28, 2017 and (ii) thirty (30) days after such proof of claim is filed, and, on any portions of such claims that are not disputed, payments shall commence as provided above.

(d) In the event the Reorganized Debtors fail to pay any Allowed Priority Tax Claims of any Taxing Authority in accordance with this Paragraph 18 (a “Payment Default”), such Taxing Entity shall send notice of such Payment Default to Chief Legal Officer, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Texas 77010, fax # 713-651-4559. If such Payment Default is not cured within ten (10) Business Days of the date of such notice, such Taxing Entity may proceed to collect all such delinquent amounts, along with any penalties due under state law to such Taxing Entity, without recourse to the Bankruptcy Court. Each Taxing Entity is only required to send two (2) notices of Payment Default, and upon the third Payment Default, such Taxing Entity may proceed to collect all amounts due and owing under state law to such Taxing Entity without recourse to the Bankruptcy Court and without further notice.

19. ACE American Insurance Company Proposal.3 Notwithstanding anything to the contrary in the Disclosure Statement, the Plan (including all documents necessary to effectuate the Plan), the Plan Supplement, this Order, any agreement or order related to post-petition or exit financing or any other order of this Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release):

(a) Nothing alters, modifies or otherwise amends the terms and conditions of the Insurance Program (including any agreement to arbitrate disputes and any provisions regarding the provision, maintenance, use, nature and priority of the ACE Collateral) except that on and after the Effective Date, the Reorganized Debtors shall be substituted for the Debtors for purposes of responsibility for all of the Obligations under the Insurance Program, regardless of whether such Obligations arise before or after the Effective Date;

(b) Nothing releases or discharges (i) ACE’s security interests in and liens on the ACE Collateral and (ii) monies due and owing to ACE arising from or pursuant to the Insurance Program, which shall be paid in full by the Debtors (or after the Effective Date, the Reorganized Debtors) in the ordinary course of business in accordance with and subject to the terms of the Insurance Program without the need or requirement for ACE to file or serve a request, motion, or application for payment of or proof of any Administrative Claim (and further and for the avoidance of doubt, any claim bar date shall not be applicable to ACE); and

[3]	Capitalized terms used but not otherwise defined either in this Paragraph 19, including its sub-paragraphs, or the Plan, shall have the meanings ascribed to them in the Order (I) Authorizing Assumption of the ACE Prepetition Insurance Program, (II) Authorizing the Debtors to Enter Into the ACE Postpetition Insurance Program, and (III) Granting Related Relief (Dkt. No. 73).

(c) The automatic stay of Bankruptcy Code section 362(a) and the injunction set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit (i) claimants with valid workers’ compensation claims covered by the Insurance Program to proceed with their claims; (ii) ACE to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Court, (A) all workers’ compensation claims covered by the Insurance Program, (B) all claims where a claimant asserts a direct claim against ACE under applicable law or an order has been entered by this Court granting a claimant relief from the automatic stay or the injunction set forth in Article VIII of the Plan to proceed with its claim and (C) all costs in relation to each of the foregoing; (iii) ACE to draw against any or all of the ACE Collateral provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) to ACE and/or apply such proceeds to the Obligations of the Debtors (and the Reorganized Debtors, as applicable) under the Insurance Program, and subject to the terms of the Insurance Program; and (iv) subject to the terms of the Insurance Program and/or applicable non-bankruptcy law, ACE to (A) cancel any policies under the Insurance Program, and (B) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Program.

20. Lexon Insurance Company Surety Bonds.

(a) As of the Effective Date, each surety bond (“Lexon Surety Bond”) and related general agreement of indemnity (“Lexon General Agreement of Indemnity”) issued and entered into by Lexon Insurance Company (“Lexon”) immediately prior to the Petition Date shall be and shall be deemed to be assumed by the applicable Debtor(s) pursuant to the Plan and this Order, and each Debtor and/or Reorganized Debtor party thereto shall pay any and all premiums and/or other obligations due or that may become due on or after the Effective Date in accordance with the applicable Lexon Surety Bond or Lexon General Agreement of Indemnity. Notwithstanding the foregoing, after the Effective Date Lexon shall have the discretion to replace (or issue name-change riders with respect to) the Lexon Surety Bonds and Lexon General Agreements of Indemnity with new surety bonds and related general agreements of indemnity on the same terms and conditions provided in the applicable Lexon Surety Bonds and Lexon General Agreements of Indemnity, except as otherwise agreed by the Reorganized Debtors in their sole discretion. On the Effective Date, provided that all unpaid premiums and loss adjustment expenses that are due to Lexon as of the Effective Date are paid, any associated Proofs of Claim on account of or in respect of any Lexon Surety Bond or Lexon General Agreement of Indemnity covered by this Paragraph 20 shall be and shall be deemed to be automatically withdrawn without further notice to or action by the Court. Nothing contained in this Paragraph 20 shall constitute or be deemed a waiver of any Cause of Action that any Debtor or Reorganized Debtor may hold against any Entity.

(b) Notwithstanding any other provision of the Plan, all letters of credit, proceeds from drawn letters of credit, if any, or other collateral issued to Lexon as security for a Debtor’s and/or Reorganized Debtor’s obligations under an existing or new Lexon Surety Bond or Lexon General Agreement of Indemnity shall remain in place to secure against any “loss” or “default” (as defined in the applicable Lexon General Agreement of Indemnity) incurred by Lexon in accordance with the applicable assumed Lexon General Agreement of Indemnity, and Lexon’s right to draw on such letters of credit pursuant to the applicable Lexon General Agreement of Indemnity shall remain unaffected.

(c) Notwithstanding any other provisions of the Plan or this Order, the release and injunction provisions in Sections VIII.F and VIII.H of the Plan shall not apply to Lexon, nor shall anything in this Paragraph 20 be interpreted to bar, impair, alter, diminish or enlarge the rights or obligations of Lexon vis-a-vis any parties other than the Debtors or the Reorganized Debtors, or prevent or otherwise limit Lexon from exercising its rights under any Lexon Surety Bond, related letter of credit, Lexon General Agreement of Indemnity, or the common law of suretyship. Additionally, no obligation of a Debtor that is covered by a Lexon Surety Bond is being released, discharged, precluded or enjoined by the Plan or this Order and each such obligation shall remain the obligation of the applicable Reorganized Debtor as of the Effective Date unless, in each case, such obligation is otherwise satisfied pursuant to the terms of the Plan.

21. Chevron.

(a) Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in these Chapter 11 Cases, each of the Debtors’ executory agreements with Chevron (defined below), and any executory document or instrument referred to or contemplated by such agreements (all the Debtors’ executory agreements with Chevron, collectively, the “Chevron Agreements”), including, without limitation, the Master Contractor Services Contract No. CW879154 (in certain instances referred to as Master Well Services Contract No. CW879154) between Chevron and Key Energy Services, LLC, dated as of June 14, 2012 and amended as of June 1, 2015, shall be deemed assumed upon entry of this Confirmation Order with the consent of Chevron. The Debtors and Reorganized Debtors (including, as applicable, Reorganized Key and/or any other entity that may be formed pursuant to the Plan) shall continue to have and perform their obligations, if any, under the Chevron Agreements in accordance with their terms.

(b) It is expressly intended by the Debtors, and confirmed and ordered by this Court, that nothing in, about or related to these Chapter 11 Cases (including the confirmation of the Plan and the entry of the Confirmation Order) shall prevent Chevron from maintaining, asserting or pursuing any right or claim against the Debtors or the Reorganized Debtors (including, as applicable, Reorganized Key and/or any other entity that may be formed pursuant to the Plan), if any, whether arising under the Chevron Agreements or in contract, tort, equity, Law (as defined below) or otherwise, including but not limited to rights or claims related to (i) contribution, indemnity, subrogation, recovery for breach or default, or similar right, whether arising from or related to conduct or actions (or inactions) prior to or after the Petition Date, or (ii) liability for regulatory, environmental, reclamation, restoration, remediation, operational, health or safety claims or obligations under any federal, state, local or other Law.

(c) For purposes of this Paragraph 21, “Law” means any statute, law (including common law), rule, regulation, requirement, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any court or other governmental unit. As used in this Order, “Chevron” means Chevron U.S.A. Inc. and its successors in interest or assigns, including with respect to each of the foregoing, their parent entities, all of their affiliates and their respective directors, officers, and employees. Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in these Chapter 11 Cases, the term “Releasing Parties” as defined and used in the Plan shall not include Chevron.

22. Customer Defense and Indemnification Obligations. Any existing defense and indemnification obligations the Debtors have to their customers under prepetition agreements will, to the extent they are executory, be assumed, and the Debtors will otherwise honor their obligations under these agreements in the ordinary course of business. The Debtors shall not be required to reserve any amounts in respect of such defense and indemnification obligations.

23. Oracle. Upon the Effective Date, all executory contracts (“Oracle Contracts”) between the Debtors and Oracle America, Inc., including all of its predecessors-in-interest (collectively, “Oracle”) shall be deemed assumed, subject to (a) receipt by Oracle, on or before the Effective Date, of all Cure Costs due under such contracts the amount of which the parties will determine consensually on or prior to the Effective Date, and in the absence of any such agreement, the parties will return to this Court for resolution, and (b) receipt by Oracle of all other unpaid postpetition amounts due under any such contracts in the ordinary course by the Reorganized Debtors in accordance with the terms of the applicable Oracle Contracts. For the avoidance of doubt, and without limiting the foregoing, all contracts in respect of Oracle’s provision of goods, products and/or services to the Debtors (including the Oracle Contracts) shall bind the Reorganized Debtors and Oracle on and after the Effective Date to the same extent they bound the Debtors and Oracle on the day prior to the Petition Date, subject to and in accordance with the terms of such contracts.

24. COG Operating, LLC.

(a) Notwithstanding any provision of the Plan or this Confirmation Order to the contrary, COG Operating, LLC (“COG”) is deemed to have satisfied any requirement of filing a motion with the Court before the Effective Date requesting the preservation of any purported setoff and recoupment rights under the Bankruptcy Code and applicable non-bankruptcy law, and COG’s setoff and recoupment rights, if any, shall be preserved after the Effective Date.

(b) Upon entry of this Order, COG shall have relief from the automatic stay and any other applicable stays for the following limited purpose: (1) within sixty (60) days of the entry of this Order, to meet and negotiate with the Debtors or Reorganized Debtors (as applicable) per the usual and ordinary course of business for purposes of completing any audit and consensually adjusting or correcting any and all errors pending under paragraph 12(b) of the Master Service Agreement between COG and Key effective January 25, 2013 (“COG MSA”); (2) if such negotiation is unsuccessful, to mediate, within ninety (90) days of the entry of this Order, with a mutually agreeable Houston, Texas-based mediator (the “Houston Mediation”); and, (3) if necessary, within sixty (60) days after the Houston Mediation, to arbitrate any remaining dispute under the Commercial Rules of the American Arbitration Association (“AAA”) before a Houston arbitrator duly appointed by the AAA, with the costs of any such mediation and arbitration (if applicable) to be shared equally by COG and the Reorganized Debtors (other than the parties’ respective preparation costs, including attorneys’ fees, which shall be borne by the party incurring such costs). Any resolution resulting from the foregoing (1), (2), or (3) shall determine, after application of all available setoffs and adjustments, any remaining Cure Cost to be paid in connection with assumption of the COG MSA under Bankruptcy Code Section 365.

25. Authorization and Issuance of Plan Securities. The Reorganized Debtors are authorized to issue all Plan Securities (including the Reorganized Key Common Stock, the Preferred Voting Share, and the New Warrants) and related documents, and any options, restricted stock units, performance-based restricted stock units, stock appreciation rights, or other equity awards issued in connection with the New MIP, without the need for any further corporate or limited liability company action. On the Effective Date, the Plan Securities shall be issued and distributed to Holders of Claims and Interests entitled to receive such Plan Securities pursuant to or in connection with the Plan. All Plan Securities issued under the Plan are duly authorized, validly issued, fully paid, and non-assessable.

26. Cancellation of Existing Securities and Agreements. Except as expressly provided herein or in the Plan or any agreement, instrument or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all shares, notes, bonds, indentures, instruments, certificates, and documents (other than any insurance policy of the Debtors) directly or indirectly evidencing or creating any indebtedness or obligation of or interests in, any of the Debtors, including, without limitation, the Term Loan Claims, the Term Loan Credit Documents, the ABL Credit Facility Claims, the ABL Credit Facility Documents, the Senior Notes Claims, the Senior Notes Indenture, the Existing Key Common Stock, the Other Key Equity Interests, and all options and other entitlements to purchase and/or receive Existing Key Common Stock or Other Key Equity Interests, shall be deemed surrendered, cancelled, terminated and annulled, and obligations of the Debtors thereunder shall be discharged without further act or action under any applicable agreement, law, regulation, order, or rule; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, the Term Loan Credit Documents, the ABL Credit Facility Documents, and the Senior Notes Indenture shall continue in effect solely for purposes of enabling Holders of Allowed Claims and Interests to receive distributions under the Plan; provided further, however, that the cancellation of the Term Loan Credit Documents, the ABL Credit Facility Documents, and the Senior Notes Indenture hereunder shall not in any way affect or diminish the rights and duties of the Term Loan Agent, the ABL Agent and/or the Senior Notes Trustee, as applicable, to (i) make distributions pursuant to the Plan to the Holders of Term Loan Claims, ABL Credit Facility Claims and Senior Notes Claims in accordance with the Term Loan Credit Documents, the ABL Credit Facility Documents, and the Senior Notes Indenture, as applicable, (ii) enforce any obligation owed to it under the Plan, or (iii) appear in the Chapter 11 Cases or in any proceedings in the Court or any other court. On the Effective Date, the Plan Support Agreement shall terminate pursuant to its terms.

27. Subordination. Except as otherwise expressly provided in the Plan, this Order or a separate order of this Court, the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Except as otherwise expressly provided in the Plan, all subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, except as otherwise expressly provided in the Plan, the distributions under the Plan will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

28. Compliance with Section 1123(a)(6) of the Bankruptcy Code. The New Organizational Documents, and the terms governing the issuance of the Plan Securities, including the Reorganized Key Common Stock, the Preferred Voting Share, and the New Warrants, comply in all respects with section 1123(a)(6) of the Bankruptcy Code, and are hereby approved. The adoption and filing of the New Organizational Documents are hereby authorized, ratified, and approved. The Debtors have complied in all respects, to the extent necessary, with section 1123(a)(6) of the Bankruptcy Code.

29. Exemption from Securities Law. The offering, sale, issuance, and distribution of (i) the shares of Reorganized Key Common Stock to Holders of Allowed Existing Key Common Stock pursuant to the Plan, (ii) the New Warrants to Holders of Allowed Existing Key Common Stock pursuant to the Plan (and any shares of Reorganized Key Common Stock to such Holders upon proper exercise of the New Warrants pursuant to the terms of the New Warrant Agreement) and (iii) the shares of Reorganized Key Common Stock to Holders of Allowed Senior Notes Claims pursuant to the Plan shall be exempt from any federal or state securities law registration requirements, including section 5 of the Securities Act, pursuant to section 1145 of the Bankruptcy Code. In addition, any Plan Securities contemplated by the Plan, the issuance of which is covered under section 1145 of the Bankruptcy Code, may be sold without registration under the Securities Act or other federal securities laws and will be freely tradable by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(A)(11) of the Securities Act, and compliance with any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities or instruments and (b) the restrictions, if any, on the transferability of such security and instruments in the New Organizational Documents or other constituent documents. The offering, issuance, and distribution of (a) the Primary Rights Offering Common Stock to Qualifying Equity Holders and Qualifying Noteholders (including the Backstop Participants in their capacity as such) under the Primary Rights Offering, (b) the unsubscribed Primary Rights Offering Common Stock and Incremental Liquidity Shares, if any, to the Closing Backstop Participants pursuant to the terms of the Backstop Agreement, (c) the shares of Reorganized Key Common Stock to the Closing Backstop Participants as the Put Premium, (d) the shares of Reorganized Key Common Stock to the Qualifying Equity Holders and Qualifying Noteholders as Incremental Liquidity Shares, if any, and (e) the shares of Reorganized Key Common Stock and New Warrants purchased by Qualifying Equity Holders pursuant to the Equity Holder Cash-Out Subscription are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and under state “Blue Sky” laws, or any similar rules, regulations, or statutes.

30. Cancellation of Liens. Except as otherwise specifically provided herein and in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, including the New Term Loan Facility and the New ABL Credit Facility, or any other document executed in connection therewith, upon the occurrence of the Effective Date, any Lien securing any Secured Claim (including the Term Loan Claims and the ABL Credit Facility Claims) shall be deemed released, and the Holder of such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors or Reorganized Debtors, as applicable, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Debtors or Reorganized Debtors, as applicable.

31. Directors and Officers of the Reorganized Debtors. Upon the Effective Date, the terms of the current members of the boards of directors of the Debtors shall expire and, in accordance with the Plan, the persons designated to become members of the New Key Board and the New Subsidiary Boards as set forth in the Plan Supplement (or otherwise identified prior to the Combined Hearing) shall be appointed thereto, and each such member shall have the number of votes set forth in the Plan Supplement and the New Organizational Documents, without the need for any further corporate action, and the initial term of the members of the New Key Board shall run from the Effective Date until the annual meeting of the New Key Board to take place in 2019 (and this Order shall serve as the written consent required under Section 211 of the Delaware General Corporation Law for the election of directors without an annual meeting of stockholders). Except as provided in the Plan Supplement or otherwise prior to the Combined Hearing, the officers of the respective Debtors immediately before the Effective Date shall serve as the initial officers of each of the corresponding Reorganized Debtors upon the Effective Date and in accordance with any applicable Assumed Employee Agreement and applicable non-bankruptcy law. After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective New Organizational Documents. The New Organizational Documents shall be in full force and effect on the Effective Date.

32. New MIP.4 Pursuant to the Plan, 7%, which may be increased to up to 10%, of the fully diluted shares of Reorganized Key Common Stock as of the Effective Date (without regard to shares reserved for issuance pursuant to the New Warrants) shall be authorized and reserved for issuance as awards to Employees, and an additional 1% shall be authorized and reserved for issuance as awards to Directors, each in accordance with and subject to the terms of the New MIP filed as Exhibit O-1 to the Plan Supplement. All shares issued under the New MIP shall be dilutive of all other Reorganized Key Common Stock issued pursuant to the Plan (other than shares reserved for issuance pursuant to the New Warrants). The

[4]

Capitalized terms used in this Paragraph 32 and not otherwise defined in this Order or the Plan shall have the meanings ascribed to them in the New MIP filed as Exhibit O-1 to the First Amended Plan Supplement (Dkt. No. 239).

New MIP and the Terms of the New MIP filed with the Plan Supplement are hereby approved, and Reorganized Key is hereby authorized and directed to implement the New MIP in accordance with its terms and the Terms of the New MIP.

33. Corporate Advisory Services Agreement. Reorganized Key is authorized and directed to enter into the Corporate Advisory Services Agreement on or as soon as reasonably practicable after the Effective Date, and such Corporate Advisory Services Agreement shall become effective in accordance with its terms.

34. Withholding and Reporting Requirements. In connection with Section IV.F of the Plan and all instruments issued in connection with the Plan and distributed thereon, the Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed on them by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. The Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of a distribution to be made under the Plan to generate funds sufficient to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Notwithstanding the above, each Holder of an Allowed Claim that is to receive any property under the Plan and each Holder of Allowed Existing Key Common Stock that will receive Plan Securities or Cash in connection with the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution or delivery. The Debtors have the right, but not the obligation, to withhold distributions and deliveries under the Plan until a Holder has made arrangements satisfactory to any issuing or disbursing party for payment of any such tax obligations. The Debtors may also require, as a condition to receipt of any property, that the Holder of an Allowed Claim or Allowed Interest complete and return a Form W-8 or W-9, as applicable to each such Holder. If the Debtors request from the Holder the Form W-8 or W-9 applicable to the Holder, and the Holder fails to comply before the date that is ninety (90) days after the request is made, the amount of such distribution or delivery shall irrevocably revert to the applicable Reorganized Debtor and any Claim or Interest in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated pursuant to the Plan first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest on such Claims.

35. Exemption from Certain Transfer Taxes. Pursuant to section 1146 of the Bankruptcy Code and Section IV.BB of the Plan, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the New ABL Credit Facility or the New Term Loan Facility and (e) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, this Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax. All sales, transfers and assignments of owned and leased property approved pursuant to this Order are deemed to have been made pursuant to the Plan.

36. Restructuring Transactions. Subject to and consistent with the Plan, on the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors are authorized and directed to enter into the Restructuring Transactions and to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, formation, conversion, disposition, transfer, dissolution, liquidation, or other corporate transaction, certificates of incorporation, operating agreements, by-laws, or other documents containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, amendments, merger, consolidation, conversion or dissolution and similar documents pursuant to applicable state law; (d) the execution and delivery of the applicable documents and instruments included in the Plan Supplement; (e) closing of the Rights Offering and distribution of Reorganized Key Common Stock thereunder and pursuant to the Backstop Agreement, and (f) all other actions the Reorganized Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the requirements hereof and under the Plan.

37. Authority to Consummate Restructuring Transactions. The chairman of the board of directors, president, chief executive officer, chief financial officer, any executive vice president, or any other appropriate officer, manager or managing partner of each of the Debtors or Reorganized Debtors, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, agreements or other documents, and take such other actions, as may be reasonably necessary or appropriate, to give effect to and further evidence the terms of the Plan, including the Restructuring Transactions, and the documents comprising the Plan Supplement. The secretary or assistant secretary of the Debtor or the Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

38. Distributions under the Plan. The provisions of Article VI of the Plan, including, without limitation, the provisions governing distributions, are fair and reasonable and are approved in their entirety. The timing of distributions required under the Plan or this Order shall be made in accordance with and as set forth in the Plan or this Order, as applicable.

39. Priority Tax Claims. The first sentence of Section II.C of the Plan is deemed amended to provide that, except to the extent that a Holder of an Allowed Priority Tax

Claim agrees with the applicable Debtor(s) and the Required Consenting Noteholders to a less favorable treatment, the Holder of each Allowed Priority Tax Claim shall receive, on account and in full satisfaction of such Allowed Priority Tax Claim, equal monthly Cash payments, commencing within thirty (30) days after the Effective Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim, together with interest calculated from and after the Petition Date at the applicable rate under section 511 of the Bankruptcy Code, over a period not to exceed five (5) years after the Petition Date; provided, however, that the Reorganized Debtors reserve the right to prepay all or a portion of any such amounts at any time with no prepayment penalty.

40. Unimpaired Claims. Notwithstanding anything else to the contrary in the Plan, the Disclosure Statement or this Order, until an Administrative Expense Claim or a Priority Tax Claim or Allowed Claim in Classes 1, 2, 6 or 7 that arises prior to the Effective Date has been (x) paid in full in accordance with applicable law, or on terms agreed to between the Holder of such Claim and the Debtor (or Reorganized Debtor) or in accordance with the terms and conditions of the particular transaction giving rise to such Claim, each in accordance with the Plan, or (y) resolved pursuant to the Disputed Claims procedures set forth in Section VII.B of the Plan or the dispute procedures regarding Cure Costs set forth in Section V.B of the Plan, (a) the provisions of Sections VIII.A, VIII.B, VIII.E, VIII.F, and VIII.H of the Plan shall not apply or take effect solely with respect to such Claim, (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, or enjoined by any provision of the Plan, and (c) the applicable Debtor (or Reorganized Debtor) shall remain liable for such Claim; provided, that Section VIII.H of the Plan shall continue to apply to any such Claim that is subject to a continuing good faith objection to allowance, priority or secured status, request for estimation or other challenge brought by any party in interest in a manner consistent with the Plan and the Plan Support Agreement until such objection to allowance, priority or secured status, request for estimation or other challenge is resolved. For the avoidance of doubt, upon the satisfaction of either clause (x) or (y) of the foregoing sentence, as applicable, subparts (a)-(c) of the foregoing sentence shall no longer apply and the Plan and this Order shall apply with full force and effect with respect to such Claim. Except as otherwise provided in the Plan or this Order, the Plan shall not affect the rights of the Debtors or Reorganized Debtors in respect of any Unimpaired Claim, including, without limitation, all rights in respect of any and all legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

41. Litigation Claimants. All litigation pending against any Debtor (“Pending Litigation”) shall resume against the applicable Reorganized Debtor upon the Effective Date in the forum in which such litigation was pending as of the Petition Date, unless otherwise removed within thirty (30) days after the Effective Date. To the extent any such litigation should result in a final judgment or settlement, the Reorganized Debtors shall satisfy any such final judgment or settlement in accordance with the terms thereof. Nothing herein shall waive or be deemed to waive or otherwise affect any of the Debtors’ or Reorganized Debtors’ applicable non-bankruptcy legal or equitable defenses to, appeal rights regarding, or setoffs or recoupments in respect of, any Claims related to such pending litigation.

42. Settlement of Litigation Claims. The Debtors are hereby authorized, upon entry of this Order and prior to the Effective Date, to settle any Pending Litigation and, to the extent necessary, pay settlement amounts in connection therewith, in each case in accordance with the terms of the Plan.

43. Consensual Equity Holder Exchange. On, or as soon as practicable following the Effective Date, the Reorganized Debtors shall deliver the Equity Holder Plan Securities and any Equity Holder Cash-Out Amounts to the Holders of Existing Key Common Stock entitled thereto pursuant to Section IV.J of the Plan.

44. Resolution of Claims. The Debtors and Reorganized Debtors are hereby authorized, pursuant to the terms of the Plan, to pay or otherwise resolve Claims and this Court shall, except as otherwise provided herein, retain jurisdiction to resolve, at the request of the Debtors or Reorganized Debtors, any such Claims that the Debtors are unable to resolve consensually with the Holders thereof. This Court will entertain and grant a motion to reopen the Chapter 11 Cases filed by one or more Reorganized Debtors for the purpose of hearing and determining any and all such disputes.

45. Disputed Claims. The provisions of Article VII of the Plan, including, without limitation, the provisions governing procedures for resolving Disputed Claims, are fair and reasonable and are approved in their entirety. On and after the Effective Date, except as otherwise provided herein or in the Plan, all undisputed Claims will be paid in the ordinary course of business of the Reorganized Debtors.

46. Assumption of Contracts and Leases. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan are approved in their entirety. Pursuant to Section V.A of the Plan, as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties shall be deemed assumed, except for any Executory Contract or Unexpired Lease (a) identified on the Rejected Executory Contract and Unexpired Lease List (as such list may have been or may hereafter, until the Effective Date, be amended in accordance with the Plan and this Order), (b) which is the subject of a separate motion or notice to reject filed by the Debtors and pending as of the Combined Hearing, (c) that expired or was terminated prior to the date of this Order (including, but not limited to, the Employment Agreement of L. Hobbs), or (d) which previously has been assumed or rejected pursuant to an order of the Court. The Reorganized Debtors shall pay the applicable Cure Cost owed, if any, with regard to each such assumed Executory Contract or Unexpired Lease, which shall be deemed to be $0.00 unless a different Cure Cost is otherwise explicitly provided in the Non-Zero Cure Cost List or this Order. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Court, or applicable law; provided, however, that the following Executory Contracts and Unexpired Leases (each as may have been modified or amended prior to the Petition Date) shall be assumed as modified by the parties thereto during the course of these Chapter 11 Cases: (i) that certain Master Service Contract, dated September 14, 2012, by and between Key Energy Services, LLC and Halcón Operating Co., Inc. (amended to include that certain Addendum to Master Service Contract, dated November 21, 2016, by and between Key Energy Services, LLC and Halcón Operating Co., Inc.); (ii) that certain Lease, dated October 9, 2013, by and between Meyer Industrial Land, LLC and Key Energy Services, LLC (amended by that certain Fourth Amendment to Lease, effective as of January 1, 2017, by and between Meyer Industrial Land, LLC and Key Energy Services, LLC); (iii) that certain lease agreement, dated September 15, 2008, by and between Wofford-Kinyon, LLC and Key Energy Services, LLC (amended by that certain Second Amendment to Lease, effective as of December 1, 2016, by and between Wofford-Kinyon, LLC and Key Energy Services, LLC); (iv) that certain lease agreement, dated August 26, 2008, by and between Michael D. Daniel and Shelly R. Daniel, on the one hand, and Key Energy Services, LLC, on the other hand (amended by that certain Second Amendment to Lease, effective as of December 1, 2016, by and between by and between Michael D. Daniel and Shelly R. Daniel, on the one hand, and Key Energy Services, LLC, on the other hand); (v) that certain Triple Net Commercial Lease, dated September 1, 2012, by and between Jonathan R. Martin and Key Energy Services, LLC (amended by that certain Second Amendment to Lease, effective as of December 1, 2016, by and between Jonathan R. Martin and Key Energy Services, LLC); (vi) that certain lease agreement, dated February 1, 2015, by and between D&R Investments and Key Energy Services, LLC (amended by that First Amendment to Lease, effective December 15, 2016, by and between D&R Investments and Key Energy Services, LLC); (vii) that certain lease agreement, dated December 16, 2010, by and between the Ed Rachal Foundation and Key Energy Services, LLC (amended by that certain Third Amendment to Lease, effective as of December 1, 2016, by and between Ed Rachal Foundation and Key Energy Services, LLC); (viii) that certain Lease Agreement, dated September 23, 1997, by and between Southpark, Ltd., d/b/a Englestad/Southpark, Inc. and Key Energy Services, Inc., as successor-in-interest to Key Energy Group, Inc. (amended by that certain Twenty-Fifth Amendment to Lease, effective as of December 1, 2016, by and between Southpark, Ltd., d/b/a Englestad/Southpark, Inc. and Key Energy Services, Inc., as successor-in-interest to Key Energy Group, Inc.); (ix) that certain lease agreement, dated April 11, 2011, by and between CLGS, LLC and Key Energy Services, LLC, as successor-in-interest to Summit Oilfield Services, LLC (amended by that certain First Amendment to Lease, effective as of December 1, 2016, by and between CLGS, LLC and Key Energy Services, LLC); (x) that certain lease agreement, dated September 1, 2008, by and between Johnnie Burrows, LLC and Key Energy Services, LLC (amended by that certain First

Amendment to Lease, effective as of December 1, 2016, by and between Johnnie Burrows, LLC and Key Energy Services, LLC); (xi) that certain Lease Agreement, dated February 4, 2013, by and between CCI-B Greens Road E, LP and Key Energy Services, LLC (amended by that certain Second Amendment to Lease Agreement, dated November 22, 2016, by and between HOU IND 1, LLC and Key Energy Services, LLC); (xii) that certain lease agreement, dated April 11, 2011, by and between JTCG, LLC and Key Energy Services, LLC, as successor-in-interest to Summit Oilfield Services LLC (amended by that certain First Amendment to Lease, effective as of December 1, 2016, by and between JTCG, LLC and Key Energy Services, LLC); (xiii) that certain Lease, dated May 2, 2011, by and between Merritt & Wilcox Properties, LLC and Key Energy Services, LLC (amended by that certain Third Amendment to Lease, effective as of December 1, 2016, by and between Merritt & Wilcox Properties, LLC and Key Energy Services, LLC); (xiv) that certain commercial lease agreement, dated December 1, 2014, by and between A2R Partners, LLP and Key Energy Services, LLC (amended by that certain First Amendment to Lease, effective as of December 1 2016, by and between A2R Partners, LLP and Key Energy Services, LLC); (xv) that certain Lease, dated May 21, 2007, by and between Snider Construction & Development, LLC and Key Energy Services, LLC as successor-in-interest to Leader Energy Service USA, Ltd. (amended by that Second Amendment to Lease, effective as of December 1, 2016, by and between Snider Construction & Development, LLC and Key Energy Services, LLC); (xvi) that certain lease agreement, dated December 15, 2015, by and between Past Properties, LLC and Key Energy Services, LLC (amended by that certain Amended and Restated Lease, dated October 31, 2016, by and between Past Properties, LLC and Key Energy Services, LLC); (xvii) that certain Lease Agreement, dated January 20, 2005, by and between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (amended by that certain Twenty-Fourth

Amendment to Office Lease, effective as of December 1, 2016, by and between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc.); and (xviii) that certain Lease, dated May 17, 2007, by and between DP Tower II, LP (as successor-in-interest to 5080 California Associates, LLC) and Key Energy Services, LLC (amended by that certain Seventh Amendment to Lease, dated November 7, 2016, by and between DP Tower II, LP (as successor-in-interest to 5080 California Associates, LLC) and Key Energy Services, LLC). Sufficient adequate assurance of future performance has been provided for each assumed Executory Contract and Unexpired Lease. This Order shall constitute an order of the Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date unless otherwise required under the terms of such contracts or leases, as amended. In the event that the Effective Date does not occur, this Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

47. Rejection of Executory Contracts and Unexpired Leases. This Order shall constitute the Court’s approval of the rejection of all of the Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List or otherwise identified as rejected in the Plan or in this Order. This Order shall constitute an order of the Court under sections 365 and 1123(b) of the Bankruptcy Code approving such contract and lease rejections. Except as otherwise provided herein or on the Rejected Executory Contract and Unexpired Lease List, the rejection of Executory Contracts and Unexpired Leases rejected by the Debtors pursuant to this Order shall be effective as of the Effective Date.

48. Rejection Damages Claims. In the event that the rejection of an Executory Contract or Unexpired Lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed Proof of Claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a Proof of Claim is filed with the Notice and Claims Agent and served upon counsel for the Debtors and the Reorganized Debtors no later than thirty (30) days after the date of entry of an order of the Court (including this Order, as to those Executory Contracts and Unexpired Leases designated on the Rejected Executory Contract and Unexpired Lease List) approving such rejection. Any Person whose Assumed Employee Agreement has been terminated during the Chapter 11 Cases and prior to the date hereof must file a Proof of Claim no later than thirty (30) days following the date of this Order. Any Claim arising from such termination, as to which no Proof of Claim is timely filed, shall not be Allowed and shall be forever barred from assertion and not enforceable against the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties. Any such Claims, to the extent Allowed, shall be classified as Class 6 General Unsecured Claims. For the avoidance of doubt, Claims for rejection damages shall be subject in all respects, to the extent applicable, to the limitations set forth in section 502(b) of the Bankruptcy Code.

49. Resolution of Rejection Claim in Respect of Turpin, Oklahoma Lease. Effective upon entry of this Order, that certain Lease Agreement between Key Energy Services, LLC on the one hand and Tim D. and Justine M. McFarland (collectively, “Lessor”), dated December 14, 2007 (including all amendments thereto), for use of property located in Turpin, Oklahoma (the “Turpin Lease”), shall be deemed rejected and terminated in its entirety, notwithstanding any provisions therein otherwise providing for survival of obligations. Notwithstanding anything to the contrary in Paragraph 48 hereof, on the Effective Date, or as soon thereafter as practicable, the Reorganized Debtors shall pay to Lessor in immediately available funds a total of Twenty-Five Thousand Dollars ($25,000), without the need for Lessor to file any Proof of Claim in these Chapter 11 Cases. Without limiting any provision of the Plan or other provision of this Order, upon such payment, Lessors shall be deemed to have released, waived, and discharged any and all claims they may have against the Debtors, their estates, and the Reorganized Debtors, without the need for any further action by any party. The Debtors and Reorganized Debtors shall also be deemed to have waived and relinquishing any and all rights found in the Turpin Lease, including, but not limited to, the right of possession in leasehold.

50. Survival of the Debtors’ Indemnification Obligations. Any obligations of the Debtors pursuant to their corporate charters, bylaws, certificates of incorporation (or other formation documents), board resolutions, employment contracts or other agreements of the Debtors, or under state law, to indemnify current and former officers, directors, managers, employees and their attorneys, other professionals and agents with respect to all present and future actions, suits and proceedings against the Debtors or such Entities shall not be discharged or impaired by confirmation of the Plan. All such obligations shall be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any claim based on such obligations shall not be subject to any objection by reason of section 502(e)(1)(B) of the Bankruptcy Code. In addition, after the Effective Date, the Reorganized Debtors shall not take any action to cancel any of the Debtors’ insurance policies, including the D&O Liability Insurance Policies and any standard “tail policies”, that are in existence as of the Effective Date unless such cancellation is for the purpose of obtaining replacement coverage with equal or more favorable coverage terms, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such members, managers, directors or officers remain in such positions after the Effective Date.

51. Compensation and Benefit Plans. Subject to Sections IV.Y and V.H.1 of the Plan, all Compensation and Benefits Programs of the Debtors in effect as of the entry of this Order shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan. Notwithstanding any other provision of the Plan or of this Order, (a) any provisions in any of the Compensation and Benefits Programs, including in any Assumed Employee Agreements, that provide rights to purchase or receive Existing Key Common Stock shall be given effect and treated as Existing Key Common Stock on the relevant date for purposes of the Rights Offering and the consensual treatment described in Section III.C.8 of the Plan (and will be null and void and have no effect with respect to shares of Reorganized Key Common Stock after the Effective Date), (b) if any Assumed Employee Agreement contains a provision or provisions allowing Key to convert a cash payment or distribution into equity, such provision(s) shall be null and void as to such conversion feature, and any future cash payments or distributions will be paid in cash by Reorganized Key after the Effective Date in accordance with Section V.H.1 of the Plan, (c) as of the Effective Date, all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire any Interests in Key shall be cancelled, and (d) subject to the terms of Sections IV.Y and V.H.1 of the Plan, upon the occurrence of the Effective Date, all equity components of any existing agreements, plans or programs of the Debtors, including the existing prepetition incentive program, will be cancelled, any cash components of such plans will be honored by Reorganized Key, pursuant to and consistent with the Plan, and Reorganized Key shall have no obligation to provide equity-based compensation to employees except as may be provided pursuant to the New MIP.

52. Conditions Precedent to Effective Date. The provisions governing the conditions precedent to the Effective Date set forth in Article IX of the Plan are approved in their entirety. The Plan shall not become effective unless and until the conditions set forth in Section IX.A of the Plan have been satisfied (or waived pursuant to Section IX.B of the Plan). The Debtors are authorized to consummate the Plan at any time after the entry of this Order subject to satisfaction of the conditions precedent to the Plan’s Effective Date set forth in Article IX of the Plan or waiver of such conditions by the required parties in accordance with the Plan.

53. Administrative Expenses. Pursuant to Section II.A of the Plan, except to the extent that a Holder of an Allowed Administrative Expense Claim and the Debtors or the Reorganized Debtors agree to a less favorable treatment, and subject to Paragraph 54 hereof and Section II.B of the Plan with respect to Professional Fee Claims, the Debtors (or the Reorganized Debtors, as the case may be) are authorized to pay to each Holder of an Administrative Expense Claim outstanding as of the Effective Date, Cash in an amount equal to the Allowed amount of such Claim on, or as soon as reasonably practicable after, the latest of (a) the Effective Date, (b) the date that such Administrative Expense Claim becomes due and owing in the ordinary course of business, and (c) the date that is ten (10) Business Days after the date such Administrative Expense Claim becomes Allowed, if not allowed as of the dates specified in clauses (a) and (b).

54. Professional Compensation. On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Retained Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Retained Professionals. All Retained Professionals

seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred on or after the Petition Date through the Effective Date in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code, or for which compensation and reimbursement has been awarded by the Court pursuant to section 503(b)(4) of the Bankruptcy Code, shall (a) file their respective applications for final allowance of their respective Professional Fee Claims by the date that is thirty (30) days after the Effective Date, and (b) receive Cash in the full Allowed amount of their respective Professional Fee Claims, first from funds held in the Professional Fee Escrow Account as soon as reasonably practicable after their respective Professional Fee Claims are Allowed by an order of this Court and then, if the funds in the Professional Fee Escrow Account are not sufficient to pay all Allowed Professional Fee Claims in full, from funds remaining in the Debtors’ Estates and, to the extent such funds are insufficient, by the Reorganized Debtors. Following payment in full of all Allowed Professional Fee Claims of the Retained Professionals, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Court approval. Notwithstanding the foregoing, the Plan shall be revised as follows: “Professional Fee Escrow Account” means ~~an interest-bearing~~ a segregated account ~~in~~ with an amount on deposit equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims of the Retained Professionals.

55. Payment of Restructuring Fees and Expenses. The Reorganized Debtors are authorized and directed, subject to the occurrence of the Effective Date, to pay in Cash all reasonable and documented Restructuring Fees and Expenses other than the Restructuring Fees and Expenses of Retained Professionals, which shall be paid pursuant to Section II.B of the Plan and Paragraph 54 of this Order. For the avoidance of doubt, the Debtors and Reorganized Debtors (as applicable) are hereby authorized to pay in Cash, when due and payable pursuant to the New Term Loan Credit Agreement, the New ABL Credit Facility Documents, the Plan Support Agreement (payment of which the Court has already authorized pursuant to the PSA Order), and the Forbearance Agreement, the reasonable and documented fees and expenses related to the implementation, consummation and defense of the Plan of professionals for the Term Loan Agent and the ABL Agent whether incurred before or after the Effective Date.

56. Ordinary Course Professionals. Following the Effective Date, the Debtors shall be authorized to process and pay invoices in the ordinary course of business on account of post-petition services provided by professionals employed in the ordinary course of business. Prior to the Effective Date, and subject to this Court’s entry of an order granting the Debtors’ Motion for Entry of an Order, Pursuant to Sections 105(a), 327, 328, and 330 of the Bankruptcy Code, Authorizing the Debtors to Retain and Compensate Certain Professionals Utilized in the Ordinary Course of Business, Nunc Pro Tunc to the Petition Date (Dkt. No. 180), the Debtors shall be authorized to process and pay invoices on account of post-petition services provided by such professionals in accordance with the procedures described therein.

57. Vesting of Assets. On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code and Section IV.C of the Plan, all property of the Debtors’ estates, including all Causes of Action in favor of any Debtor, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances or interests, except as expressly provided pursuant to the Plan or this Order (including, without limitation, the New

Term Loan Facility and the New ABL Credit Facility). From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as otherwise provided in the Plan or this Order.

58. Change of Control Provisions. Except as provided in Section V.H.1 of the Plan, entry of this Order, consummation of the Plan, and/or any other acts taken to implement the Plan shall not constitute a “change of control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control.

59. Discharge. Subject to Paragraph 40 hereof, the provisions of Section VIII.A of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all Entities to the extent provided therein. Without limiting the foregoing and except as otherwise provided in the Plan or in this Order, effective as of the Effective Date, the rights afforded in the Plan and the treatment of all Claims and Interests therein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against or in the Debtors or any of their assets, property or estates, and the Debtors shall be deemed discharged and released therefrom under section 1141(d)(1)(A) of the Bankruptcy Code.

60. Injunction Against Interference with Plan. Subject to Paragraph 40 hereof, the provisions of Section VIII.H of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all Entities to the extent provided therein. Without limiting the foregoing and except as otherwise provided in the Plan or in this Order, from and after the Effective Date, all Entities are permanently enjoined and precluded from commencing or continuing in any manner, any suit, action or other proceeding – including on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy that have been compromised or settled – against the Debtors, the Reorganized Debtors, or any Entity released or exculpated pursuant to the Plan (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with, or with respect to any discharged, released, settled, compromised, or exculpated claims, interests, causes of action or liabilities.

61. Releases by the Debtors. The provisions of Section VIII.E of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all Entities to the extent provided therein. Without limiting the foregoing and except as otherwise provided in the Plan or in this Order, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the Restructuring contemplated by the Plan, the Released Parties shall be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, and the Estates from any and all Causes of Action that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from or in connection with, in whole or in part, the Debtors, their affiliates, the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ restructuring, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Plan Support Agreement, the Plan Supplement, the Disclosure Statement, the New Key Constituent Documents, the Definitive Restructuring Documents, the Rights Offering Documents, the New ABL Credit Facility Documents, the New Warrant Agreement, the Corporate Advisory Services Agreement, and any related agreements, instruments, and other documents, or any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than (a) any express contractual or financial obligations or any rights or obligations arising under or that are part of the Plan or any agreements entered into pursuant to, in connection with or contemplated by the Plan or to any contractual obligation owed by any Released Party to or for the benefit of any Debtor or Reorganized Debtor and (b) any liability of, or any Cause of Action against, any Entity that results from any act or omission that is determined in a final order to have constituted fraud, gross negligence, bad faith, or willful misconduct (other than with respect to any actions taken in connection with the Alleged Defaults, the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to Section 10.1.2(m) of the Term Loan Credit Agreement).

62. Releases by Holders of Claims and Interests. The provisions of Section VIII.F of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all Entities to the extent provided therein, subject to the final sentence of this Paragraph and Paragraph 40 hereof. Without limiting the foregoing and except as otherwise provided in the Plan or in this Order, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, the Released Parties shall be deemed forever released and discharged, to the maximum extent permitted by law, by each of (a) the Supporting Creditors, (b) the Non-Defaulting Backstop Participants, (c) the Equity Holder Rights Offering Participants, (d) each other Holder of a Claim or Interest other than an Entity that has elected in writing prior to the Plan/Disclosure Statement Objection Deadline not to provide the releases under Section VIII.F of the Plan, and (e) to the fullest extent permitted by applicable law, each of the foregoing parties’ respective predecessors, successors, assigns, Affiliates, parents, subsidiaries, managed accounts, funds, and current and former officers, directors and other agents, in each case from any and all Causes of Action arising on or prior to the Effective Date, that such Entity would have been legally entitled to assert (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from or in connection with, in whole or in part, the Debtors, their Affiliates, the Reorganized Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the restructuring of Claims and Interests prior to or during the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, the Plan Support Agreement, the New Key Constituent Documents, the Definitive Restructuring Documents, the Rights Offering Documents, the New ABL Credit Facility Documents, the New Warrant Agreement, the Corporate Advisory Services Agreement, and any related agreements, instruments or other documents, any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than (a) any express contractual or financial obligations or any rights or obligations arising under or that are part of the Plan or any agreements entered into pursuant to, in connection with or contemplated by the Plan or to any contractual obligation owed by any Released Party to or for the benefit of any Debtor or Reorganized Debtor and (b) any liability of, or any Cause of Action against, any Entity that results from any act or omission that is determined in a final order to have constituted fraud, gross negligence, bad faith, or willful misconduct (other than with respect to any actions taken in connection with the Alleged Defaults, the negotiation and consummation of the Forbearance Agreement and amendments thereto and any reappraisal of assets pursuant to Section 10.1.2(m) of the Term Loan Credit Agreement) (the “Third-Party Release”). For the avoidance of doubt, nothing in this Order or in the releases set forth in Sections VIII.E or VIII.F of the Plan shall release or discharge the rights of any Holder of a Claim or Interest to receive a payment or distribution provided for pursuant to the Plan. Notwithstanding anything to the contrary in the Disclosure Statement, Plan or this Order, (i) the SEC shall be excluded from the parties providing a Third-Party Release under the Plan; provided, however, that nothing herein shall affect in any way the FCPA Resolution, and any commitments and obligations of the Debtors and the SEC thereunder, which shall remain in full force and effect; and (ii) the term “Releasing Parties” as defined and used in the Plan shall not include any of the following parties that filed written objections indicating their intent to opt out of the releases contained in Section VIII.F of the Plan prior to the Plan/Disclosure Statement Objection Deadline or otherwise expressed in writing to the Debtors their election to opt out of the releases contained in Section VIII.F of the Plan: (a) the Texas Comptroller, (b) Chevron, (c) Lexon, (d) the U.S. Department of Justice, (e)

the U.S. Environmental Protection Agency, (f) the Internal Revenue Service, (g) the Pennsylvania Department of Environmental Protection, (h) the Ohio Environmental Protection Agency, (i) the Ohio Department of Natural Resources, (j) the seven (7) Holders of Senior Notes Claims that opted out of the releases contained in Section VIII.F of the Plan pursuant to a valid election made on their Ballot, and (k) any Holder of Existing Key Common Stock that returned an Equity Holder Election Form on or before December 2, 2016 validly opting out of the releases contained in Section VIII.F of the Plan.

63. Exculpation. The provisions of Section VIII.G of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all Entities to the extent provided therein; provided, however, that the Plan shall be deemed to be modified as follows:

(a) The following definition is added to the Plan: “Exculpated Fiduciaries” means each of: (a) the Debtors; (b) the Reorganized Debtors; and (c) to the fullest extent permitted by applicable law, with respect to each of the foregoing Entities in clauses (a) and (b), each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such;

(b) The definition of “Exculpated Parties” is deleted and replaced in its entirety with the following: “Exculpated Parties” means, collectively, the Exculpated Fiduciaries and the Section 1125(e) Parties;

(c) The following definition is added to the Plan: “Section 1125(e) Parties” means each of (a) the Supporting Creditors; (b) the Non-Defaulting Backstop Participants; (c) the Equity Holder Rights Offering Participants; and (d) to the fullest extent permitted by applicable law, with respect to each of the Entities in clauses (a) through (c), each such Entity’s predecessors, successors, and assigns, and Affiliates and its and their parents, subsidiaries, managed accounts, funds, and current and former officers, directors, principals, advisors, members, managers, limited partners, general partners, equity holders, controlling persons, employees, agents, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, management companies, fund advisors, advisory board members and other professionals, and each such Person’s respective heirs, executors, estates, servants and nominees, in each case solely in their capacity as such; and

(d) Section VIII.G of the Plan is deemed amended as follows:

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT WITH RESPECT TO ANY ACTS OR OMISSIONS EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, THE EXCULPATED FIDUCIARIES ~~PARTIES~~ AND, SOLELY TO THE EXTENT PROVIDED BY SECTION 1125(E) OF THE BANKRUPTCY CODE, THE SECTION 1125(E) PARTIES, SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY FOR ANY CAUSE OF ACTION OR OTHERWISE TO ANY ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE CHAPTER 11 CASES, THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, FILING, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION, EFFECTUATION OR TERMINATION OF ANY FUNDAMENTAL IMPLEMENTATION AGREEMENT OR DEFINITIVE RESTRUCTURING DOCUMENT OR

ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENTS (INCLUDING PROVIDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY EXCULPATED FIDUCIARY AND, SOLELY TO THE EXTENT PROVIDED BY SECTION 1125(E) OF THE BANKRUPTCY CODE, ANY SECTION 1125(E) PARTY, ON THE PLAN OR THE CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE DISCLOSURE STATEMENT OR THE PLAN, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OF ANY SECURITIES PURSUANT TO OR IN CONNECTION WITH THE PLAN (INCLUDING THE SECURITIES ISSUED PURSUANT TO THE PRIMARY RIGHTS OFFERING, THE INCREMENTAL LIQUIDITY RIGHTS OFFERING, THE EQUITY HOLDER CASH-OUT SUBSCRIPTION AND THE BACKSTOP AGREEMENT), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO RELY REASONABLY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION, SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF, AND THE DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.

Article VIII.G of the Plan, as amended by this Order, is incorporated into this Order as if set forth in full herein, is found to be fair and reasonable, is hereby approved in its entirety, and shall be, and hereby is, effective and binding subject to the terms thereof. Without limiting the foregoing, the Exculpated Fiduciaries, and, to the extent provided by section 1125(e) of the Bankruptcy Code, the Section 1125(e) Parties, shall not be liable at any time for the violation of any applicable law, rule or regulation governing the Solicitation or the distribution of consideration made pursuant to the Plan.

64. Corporate Action. All actions contemplated by or necessary to effectuate the Plan and this Order are hereby deemed authorized and approved in all respects, including (a) the assumption of Executory Contracts and Unexpired Leases, except as provided in the Plan, the Plan Supplement or any order of this Court (including this Order); (b) installation of the New Key Board and the New Subsidiary Boards and officers for the Reorganized Debtors as set forth in the Plan Supplement and this Order; (c) execution and entry into the Definitive Restructuring Documents (including the New Term Loan Documents), the New ABL Credit Facility Documents, the New Warrant Agreement, the Corporate Advisory Services Agreement and the Rights Offering Documents; (d) the Platinum Letter; (e) consummation of the Primary Rights Offering and, if applicable, the Incremental Liquidity Rights Offering and the Equity Holder Cash-Out Subscription; (f) performance under the Plan Support Agreement, Backstop Agreement, and Escrow Agreements; (g) issuance and distribution or delivery of the Plan Securities as provided herein and in the Rights Offering Documents; (h) adoption and implementation of the New MIP; (i) filing of Articles of Conversion with the Maryland State Department of Assessments and Taxation and a Certificate of Conversion with the Secretary of State of the State of Delaware for Reorganized Key Energy Services, Inc. (j) entry into the New Organizational Documents and the Investor Rights Agreement; (k) implementation of the Restructuring Transactions contemplated by the Plan; and (l) all other actions contemplated by the Plan (whether occurring before, on or after the Effective Date). Except as provided in

Section IV.U of the Plan and Paragraph 12 of this Order, all matters provided for in the Plan and this Order involving the corporate or limited liability company structure of the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors, managers, or officers of the Debtors or the Reorganized Debtors.

65. Effectuating Documents and Further Transactions. On or after the Effective Date, the Reorganized Debtors and the officers and members of the New Key Board and New Subsidiary Boards shall be authorized and (as applicable) directed to issue, execute, deliver, file, or record the agreements, Plan Securities, instruments, releases, and other documents contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), including, without limitation, the New Term Loan Documents, the New ABL Credit Facility Documents, the New Organizational Documents, the Investor Rights Agreement, the New MIP, and the New Warrant Agreement, and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Restructuring Transactions in the name of and on behalf of one or more of the Reorganized Debtors, without the need for any approvals, authorizations, or consents, except those expressly required pursuant to the Plan. The authorizations and approvals contemplated by Section IV.U of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

66. Asset Sales. The Debtors are authorized, (i) with the prior written consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld, conditioned, or delayed), to execute prior to the Effective Date definitive transaction documents with respect to Specified Asset Sales, and (ii) with the prior written consent of the Required Consenting Creditors, to execute prior to the Effective Date definitive transaction documents with respect to any other asset sale outside the ordinary course of business, any of which transactions may close with no further Bankruptcy Court approval required either prior to the Effective Date (so long as the interests of the Holders of Allowed Claims are not adversely affected thereby and such sales are in each case permitted by the terms of the ABL Facility (as defined in the Plan Support Agreement) or by the requisite holders under the ABL Facility) or subsequent to the Effective Date.

67. Rights Offering.5

(a) Notice of the Rights Offering and Backstop Motion as provided therein shall be deemed timely, sufficient, appropriate and adequate notice thereof.

(b) The Rights Offering Procedures, attached as Exhibit 1 and Exhibit 2 to the Rights Offering and Backstop Motion, including the terms, requirements, record dates and expiration date described therein, are hereby approved.

(c) Notwithstanding the foregoing, Key, in consultation with and subject to the consent of the Required Consenting Noteholders, is authorized to modify the Rights Offering Procedures or adopt additional detailed procedures if it deems such modifications or additions to be necessary in its business judgment to administer the distribution more efficiently or to comply with applicable law, and any such modification or addition that Key has made prior to entry of this Order is hereby authorized, provided that any such modification or addition has not and will not materially modify the Rights of any Qualifying Noteholders or Qualifying Equity Holders and that the Debtors have filed or do file (as applicable) with the Court a notice attaching a copy of such modification or amendment within two (2) Business Days of adoption thereof.

[5]	Capitalized terms used in this Paragraph 67 and its sub-paragraphs and not otherwise defined in this Order or the Plan shall have the meaning ascribed to them in the Rights Offering and Backstop Motion.

(d) The Rights Offering Materials, including the Pre-Qualification and Certification Form for Qualifying Equity Holders, the Pre-Qualification and Certification Form for Registered Qualifying Equity Holders, the Qualifying Equity Holder Rights Exercise Form, and the Qualifying Noteholder Rights Exercise Form, attached as Exhibit 3, Exhibit 4, Exhibit 5 and Exhibit 6 to the Rights Offering and Backstop Motion, are hereby approved.

(e) Key is authorized to give effect to and consummate the prepetition Rights Offering, including the Primary Rights Offering and the Incremental Liquidity Rights Offering, on the terms set forth in the Rights Offering Procedures. Without limiting the foregoing, Key is authorized to issue and deliver the Primary Rights Offering Common Stock and the Incremental Liquidity Shares to the Qualifying Noteholders and Qualifying Equity Holders that properly subscribed therefor pursuant to the Rights Offering Procedures.

(f) Key is also authorized to give effect to and consummate the Equity Holder Cash-Out Subscription on the terms set forth in the Rights Offering Procedures. Without limiting the foregoing, Key is authorized to issue and deliver the Equity Holder Cash-Out Shares and Warrants to the Qualifying Equity Holders that properly subscribed therefor pursuant to the Rights Offering Procedures.

(g) In accordance with the terms of the Rights Offering Procedures, all actions by Key to determine and resolve, in consultation with the Required Consenting Noteholders, questions concerning the timeliness, viability, form, and eligibility of any exercise of Rights or the meaning or interpretation of the Rights Offering Procedures are hereby authorized and approved. The Rights Offering Procedures authorize Key to (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as Key may determine in good faith to be appropriate or (ii) reject the purported exercise of any Rights for any Qualifying Noteholder Rights Exercise Form or Qualifying Equity Holder Rights Exercise Form, as applicable, or payment related thereto, that includes defects or irregularities, and any such action by Key, whether taken before or after entry of this Order, is hereby authorized.

(h) Key’s designation of Epiq Bankruptcy Solutions, LLC as the Subscription Agent for the Rights Offering is hereby approved.

(i) All objections, responses to, and statements and comments, if any, in opposition to the Court’s approval of the Rights Offering Procedures and authorization of Key to consummate the Rights Offering pursuant thereto, other than those resolved on the record or withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.

68. Backstop Agreement and Escrow Agreements.6

(a) Key is authorized (and is hereby deemed) to assume the Backstop Agreement and the Rights Offering Escrow Agreement (attached as Exhibit 7 and Exhibit 8, respectively, to the Rights Offering and Backstop Motion), and Key’s entry into the Backstop Escrow Agreement (attached as Exhibit 9 the Rights Offering and Backstop Motion) is hereby approved.

(b) Key is authorized to perform any and all of its obligations under the Backstop Agreement and the Escrow Agreements.

(c) The Backstop Agreement and the Escrow Agreements will be binding and enforceable against the parties thereto in accordance with their terms.

[6]	Capitalized terms used in this Paragraph 68 and its sub-paragraphs and not otherwise defined in this Order or the Plan shall have the meaning ascribed to them in the Rights Offering and Backstop Motion.

(d) Any Cure Costs or other requirements of section 365 of the Bankruptcy Code in respect of the Backstop Agreement or the Rights Offering Escrow Agreement are hereby deemed satisfied.

(e) Key is further authorized, as applicable, to (i) pay the Put Premium, (ii) pay the Termination Fee, and (iii) incur the indemnification obligations set forth in the Backstop Agreement, each in accordance with and subject to the terms and conditions of the Backstop Agreement, without further application to or order of the Court.

(f) To the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms and provisions of the Backstop Agreement and this Paragraph 68, including, without limitation, permitting the Backstop Participants to exercise all rights and remedies under the Backstop Agreement in accordance with its terms, terminate the Backstop Agreement in accordance with its terms, and deliver any notice contemplated thereunder, in each case, without further order of the Court.

(g) The Backstop Agreement, the Escrow Agreements, and the provisions of this Paragraph 68 shall be effective and binding upon all parties in interest in the Chapter 11 Cases, including, without limitation, all creditors of Key, any statutory or other committee appointed in these Chapter 11 Cases, Key and its successors and assigns, including any trustee hereinafter appointed or elected for Key, any examiner appointed, a responsible person, officer, or any other party appointed as a legal representative or designee of Key or with respect to the property of Key’s estate, whether in these Chapter 11 Cases, in any successor chapter 11 or chapter 7 cases, or upon any dismissal of any such cases, and shall inure to the benefit of Key, the Backstop Participants, the Rights Offering Escrow Agent, and the Backstop Escrow Agent and their respective successors and assigns.

(h) Key is authorized to execute, deliver, and perform under one or more amendments, waivers, consents, or other modifications to and under the Backstop Agreement, the Rights Offering Escrow Agreement, and the Backstop Escrow Agreement, in each case in accordance with the terms of thereof, and no further approval of the Court shall be required for any amendment, waiver, consent or other modification to and under the Backstop Agreement, the Rights Offering Escrow Agreement, or the Backstop Escrow Agreement that does not have a material adverse effect on the Debtors’ estates.

(i) This Court shall retain jurisdiction with respect to all matters arising from or related to the interpretation, implementation, and enforcement of the Rights Offering Procedures, the Backstop Agreement, the Escrow Agreements, and the provisions of this Paragraph 68.

(j) All objections, responses to, and statements and comments in opposition, if any, to Key’s assumption of the Backstop Agreement or the Rights Offering Escrow Agreement or the Court’s approval of Key’s entry into the Backstop Escrow Agreement, other than those resolved on the record or withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, shall be, and hereby are, overruled in their entirety for the reasons stated on the record.

69. Platinum Letter Agreement. Each of Reorganized Key and Platinum Equity Advisors, LLC is authorized and directed to execute the Platinum Letter Agreement.

70. Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930 shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the United States Trustee, as to each Debtor until such time as the chapter 11 case for such Debtor is closed.

71. Cooper Management, LLC. Nothing in this Order or the Plan shall affect or impair any rights, claims or defenses of any of the Debtors or Cooper Management, LLC (“Cooper”) with respect to (i) the rejection of a certain lease (the “Lease”) of a parcel of real property in Calcasieu Parish, Louisiana (the “Premises”) between Cooper and Key Energy Services, LLC, including whether the Lease was terminated prior to the Petition Date, or (ii) any other issues that are the subject of the Objection and Reservation of Rights of Cooper Management, LLC to Notice of Rejection and Confirmation of Plan (Dkt. No. 218) (the “Cooper Objection”), the Supplement to Objection and Reservation of Rights of Cooper Management, LLC to Notice of Rejection and Confirmation of Plan (Dkt. No. 224) (the “Cooper Supplement”), the resolution of all of which shall be continued to the next omnibus hearing set in the Chapter 11 Cases, subject to further extensions as agreed to by the parties. The Debtors and Cooper may separately brief all such issues and, without limiting any other retention of jurisdiction set forth in this Order, this Court shall retain jurisdiction to hear and resolve any dispute between any of the Debtors and Cooper in respect of such matters, except with respect to Environmental Claims, as defined below. Notwithstanding the foregoing, all personal property of the Debtors remaining on the Premises shall be removed or deemed abandoned by the Debtors as of January 31, 2017; provided, however, that the Debtors shall be authorized to file a notice of abandonment as to such property, which shall be free and clear of all claims, liens, and encumbrances on or before such date. Nothing in the Plan, this Order, or any rejection of the Cooper Lease shall impair or affect (i) Cooper’s right under the Cooper Lease, if any, to bring any claim or cause of action arising from any environmental claim, including the need for remediation, at the Premises (an “Environmental Claim”) in any court of competent jurisdiction, or (ii) the rights of the Debtors to oppose or contest any such Environmental Claim.

72. Reversal/Stay/Modification/Vacatur of Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur, provided that the applicable provisions of this Order were not then subject to stay. Notwithstanding any such subsequent reversal, stay, modification, or vacatur, and provided that the applicable provisions of this Order were not then subject to stay, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order, the Plan, the Definitive Restructuring Documents, or any amendments or modifications to the foregoing.

73. Retention of Jurisdiction. Notwithstanding the entry of this Order, the occurrence of the Effective Date, or the closing of any or all of the Chapter 11 Cases, and without limiting any other retention of jurisdiction set forth in this Order, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Court, except as otherwise explicitly provided in the Plan, the Definitive Restructuring Documents, or this Order, shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases to the fullest extent legally permissible, including, but not limited to, jurisdiction (a) over the matters set forth in Article XI of the Plan, (b) to make a determination, pursuant to Section IV.I of the Plan, as to whether the

Minimum Liquidity Test is satisfied and, if not, whether issuance of Incremental Liquidity Shares in any amount up to an aggregate of $25 million would enable Reorganized Key to have Minimum Liquidity on the Effective Date, in the event that the financial advisors to the Debtors and the financial advisors to the Backstop Participants are unable to reach an agreement as to such determinations, and (c) to hear and resolve any dispute between the Debtors or the Reorganized Debtors, as applicable, and a Holder of Existing Key Common Stock regarding whether such Holder engaged in any of the conduct described in clauses (A) through (E) of Section III.C.8(b) of the Plan. Notwithstanding anything to the contrary in the Plan, the Definitive Restructuring Documents, or this Order, on and after the Effective Date, the Court’s retention of jurisdiction shall not govern any disputes arising or asserted under or related to the New Term Loan Facility, the New Term Loan Documents, the New ABL Commitment Letter, the New ABL Term Sheet, the New ABL Credit Facility, and the New ABL Credit Facility Documents.

74. Modifications. After the entry of this Order but prior to substantial consummation of the Plan, and in accordance with the Fundamental Implementation Agreements, the Debtors or the Reorganized Debtors, as applicable, may amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan either (a) with the approval of this Court or (b) so long as the interests of the Holders of Allowed Claims are not adversely affected thereby in any material respect, with the consent of the Required Consenting Creditors.

75. Provisions of Plan and Order Nonseverable and Mutually Dependent. Each term and provision of the Plan and this Order, including the findings of fact and conclusions of law set forth herein, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) nonseverable and mutually dependent.

76. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or as otherwise provided in the Plan, the rights, duties, and obligations arising under the Plan and all agreements, documents, instruments and contracts executed or entered into in connection with the Plan (except to the extent one of the foregoing provides otherwise, in which case the governing law specified therein shall be applicable to such exhibit) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws. Notwithstanding the foregoing, the law of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable, shall govern matters of corporate governance.

77. Waiver of Filings and Section 341 Meeting. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the United States Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the United States Trustee), including, without limitation, any requirement that the Debtors file statements of financial affairs and schedules of assets and liabilities, is hereby waived as to any such list, schedule, or statement not filed as of the entry of this Order. Additionally, the requirement that the United States Trustee convene a meeting of creditors pursuant to section 341(a) of the Bankruptcy Code is hereby waived.

78. Notice of Order. In accordance with Bankruptcy Rules 2002 and 3020(c), within five (5) Business Days of the Effective Date, the Debtors shall serve a combined Notice of Confirmation and Effective Date, substantially in the form annexed hereto as Exhibit B, by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Combined Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Combined Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. Such notice is hereby approved in all respects and shall timely, sufficient, appropriate, and adequate notice of entry of this Order in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary. Such notice shall constitute sufficient notice of the entry of this Order to such filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. This Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

79. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

80. Inconsistency. To the extent of any inconsistency between this Order and the Plan, this Order shall govern solely to the extent of the inconsistency.

81. Incorporation by Reference. The failure to specifically include any particular provision of the Plan, the Rights Offering Procedures, the Backstop Agreement, the Rights Offering Escrow Agreement, or the Backstop Escrow Agreement in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed, the Disclosure Statement is approved, the Backstop

Agreement and the Rights Offering Escrow Agreement are assumed, and the Solicitation Materials, Solicitation, Rights Offering Procedures and Backstop Escrow Agreement are approved, in their entirety.

82. Waiver of Stay. The stay of this Order provided by any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), 6006 and 7062), whether for fourteen (14) days or otherwise, is hereby waived, and this Order shall be effective and enforceable immediately upon its entry by the Court.

83. Government Approvals Not Required. This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

84. Applicable Non-Bankruptcy Law. The provisions of this Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

85. Return of Utilities Deposits. On the Effective Date, all deposits in the segregated account established to provide utilities with adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases shall be promptly released and returned to the Reorganized Debtors.

86. Final Order. This Order is a final order and the period within which an appeal must be filed shall commence upon the date of entry hereof.

Dated:	December 6, 2016	/s/ BRENDAN LINEHAN. SHANNON
Wilmington, Delaware		BRENDAN LINEHAN. SHANNON UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Plan

EXHIBIT B

Notice of Confirmation and Effective Date

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: KEY ENERGY SERVICES, INC., et al.[7] Debtors.	Chapter 11 Case No. 16-12306 (BLS) (Jointly Administered) Re: Docket No.

NOTICE OF (A) ENTRY OF ORDER (I) APPROVING THE DEBTORS’ (a) DISCLOSURE STATEMENT PURSUANT TO SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE, (b) SOLICITATION OF VOTES AND SOLICITATION PROCEDURES, (c) FORMS OF BALLOTS, (d) RIGHTS OFFERING PROCEDURES AND RIGHTS OFFERING MATERIALS, AND (e) ENTRY INTO THE BACKSTOP ESCROW AGREEMENT; (II) AUTHORIZING (a) THE DEBTORS’ ASSUMPTION OF THE BACKSTOP AGREEMENT, THE PLAN SUPPORT AGREEMENT, THE RIGHTS OFFERING ESCROW AGREEMENT AND ALL OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES OTHER THAN THOSE IDENTIFIED FOR REJECTION AND (b) THE DEBTORS’ REJECTION OF THOSE EXECUTORY CONTRACTS AND UNEXPIRED LEASES IDENTIFIED ON THE REJECTED EXECUTORY CONTRACT AND UNEXPIRED LEASE LIST; AND (III) CONFIRMING THE JOINT PREPACKAGED CHAPTER 11 PLAN OF KEY ENERGY SERVICES, INC., ET AL. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AND

(B) OCCURRENCE OF THE EFFECTIVE DATE

TO CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE THAT an order (the “Confirmation Order”)8 approving the Disclosure Statement, Solicitation of votes and Solicitation procedures, forms of Ballots, Rights Offering procedures and Rights Offering materials, and entry into the Backstop Escrow Agreement, and authorizing the Debtors’ assumption of the Backstop Agreement, the Plan Support Agreement, the Rights Offering Escrow Agreement, and all other Executory Contracts and Unexpired Leases other than those identified for rejection and the Debtors’ rejection of those Executory Contracts and Unexpired Leases identified on the Rejected Executory Contract and Unexpired Lease List, and confirming the Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates pursuant to Chapter 11 of the Bankruptcy Code

[7]	The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Misr Key Energy Investments, LLC (4528), Key Energy Services, Inc. (8081), Key Energy Services, LLC (5567), and Misr Key Energy Services, LLC (7527). The mailing address for each Debtor is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.
[8]	Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan (as defined herein).

[Docket No. 18] (as amended, modified, or supplemented from time to time, the “Plan”) in the Chapter 11 Cases of the above-captioned reorganized debtors (collectively, the “Reorganized Debtors”) was entered by the Honorable Brendan Linehan Shannon, Chief United States Bankruptcy Judge for the District of Delaware (the “Court”) on December 6, 2016 [Docket No.     ].

PLEASE TAKE FURTHER NOTICE THAT copies of the Confirmation Order, Plan, Disclosure Statement, and Plan Supplement are available for inspection on the Court’s website at www.deb.uscourts.gov or free of charge on the Debtors’ restructuring website at http://dm.epiq11.com/KeyEnergy.

PLEASE TAKE FURTHER NOTICE THAT the Effective Date of the Plan occurred as of 5:00 p.m. (Prevailing Eastern Time) on [●].

PLEASE TAKE FURTHER NOTICE THAT, in accordance with the Confirmation Order and Section V.D of the Plan, any Proof of Claim for damages arising out of the rejection of any executory contract or unexpired lease must be filed with the Reorganized Debtors’ notice and claims agent, Epiq Bankruptcy Solutions, LLC, by hand delivery, overnight courier, or first-class mail at one of the following addresses, as applicable: (i) if by hand delivery or overnight courier, to Key Energy Services, Inc., et al. Claims Processing Center, c/o Epiq Bankruptcy Solutions, LLC, 10300 SW Allen Blvd, Beaverton, Oregon 97005, (ii) if by first-class mail, to Key Energy Services, Inc., et al. Claims Processing Center, c/o Epiq Bankruptcy Solutions, LLC, P.O. Box 4421, Beaverton, Oregon 97076-4421, no later than thirty (30) days after the date of entry of an order of the Court (including the Confirmation Order) approving such rejection. Any Claim arising from the rejection or repudiation of an Executory Contract or Unexpired Lease for which a Proof of Claim is not timely Filed shall not be Allowed, shall be forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity.

PLEASE TAKE FURTHER NOTICE THAT, in accordance with the Confirmation Order and Section II.B of the Plan, all Retained Professionals seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred on or after October 24, 2016 (the “Petition Date”) through the Effective Date in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code, or for which compensation and reimbursement has been awarded by the Court pursuant to section 503(b)(4) of the Bankruptcy Code (collectively, “Professional Fee Claims”) must File and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order, or any other applicable order of the Bankruptcy Court, an application for final allowance of such Professional Fee Claim no later than [●].9 Any objections to Professional Fee Claims must be Filed and served on the Reorganized Debtors and the requesting party no later than [●].10

[9]	[To be updated with the date that is “30 days after the Effective Date.”]
[10]	[To be updated with the date that is 45 days after the Professional Fee Claims Bar Date.]

2

PLEASE TAKE FURTHER NOTICE THAT the Reorganized Debtors are authorized to release any and all funds deposited into any segregated accounts maintained for the benefit of any utility providers pursuant to the Final Order (I) Prohibiting Utility Providers from Altering, Refusing, or Discontinuing Service, (II) Deeming Utility Providers Adequately Assured of Future Performance, and (III) Establishing Procedures for Determining Adequate Assurance of Payment [Docket No. 162].

PLEASE TAKE FURTHER NOTICE THAT the Plan and the provisions thereof, subject to the terms of the Confirmation Order, are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is impaired under the Plan and whether or not such holder or entity voted to accept the Plan.

Dated:	, 2016	SIDLEY AUSTIN LLP
	Wilmington, Delaware	James F. Conlan Larry J. Nyhan Andrew F. O’Neill One South Dearborn Street Chicago, Illinois 60603
		Telephone:	(312) 853-7000
		Facsimile:	(312) 853-7036

Jeffrey E. Bjork Christina M. Craige 555 West Fifth Street, Suite 4000 Los Angeles, California 90013
		Telephone:	(213) 896-6000
		Facsimile:	(213) 896-6600

-and-

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Robert S. Brady (No. 2847)
Edwin J. Harron (No. 3396) Ryan M. Bartley (No. 4985)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
		Telephone:	(302) 571-6600
		Facsimile:	(302) 571-1253

ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION

3